FOURTH AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                    U.S. RESTAURANT PROPERTIES OPERATING L.P.

                         (FORMERLY BURGER KING OPERATING
                              LIMITED PARTNERSHIP)





                          Dated as of October 15, 1997


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                           FOURTH AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                    U.S. RESTAURANT PROPERTIES OPERATING L.P.
              (FORMERLY BURGER KING OPERATING LIMITED PARTNERSHIP)

         This Fourth Amended and Restated Agreement of Limited Partnership (this "Agreement") is entered into as of October 15, 1997, by and among USRP Managing, Inc. ("Managing"), a Delaware corporation having its principal office at 5310 Harvest Hill Road, Suite 270 , Dallas, Texas 75230 (the "Managing General Partner") (or any other person or entity who shall in the future execute and deliver this Agreement as a Substituted General Partner pursuant to the provisions hereof), as the general partner (the "General Partner"), QSV Properties, Inc., a Delaware corporation having its principal place of business at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230 ("QSV"), and U.S. Restaurant Properties Master L.P., a Delaware limited partnership having its principal place of business at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230 (the "MLP") and, together with QSV, the "Limited Partners") (the General Partner and the Limited Partners sometimes hereinafter are referred to as a "Partner," individually, and as the "Partners," collectively).

         WHEREAS, QSV, MLP and Burger King Corporation, a Florida corporation ("BKC"), as the Special General Partner, heretofore have entered into an Agreement of Limited Partnership dated as of December 10, 1985;

         WHEREAS, QSV, the MLP and BKC amended and restated such Agreement of Limited Partnership in its entirety as of January 6, 1986 and February 3, 1986, and further amended such Agreement of Limited Partnership by Amendments No. 1 and 2 thereto through November 30, 1994;

         WHEREAS, BKC withdrew as Special General Partner effective as of November 30, 1994;

         WHEREAS, QSV and the MLP amended and restated such Agreement of Limited Partnership in its entirety as of March 17, 1995 (the "Second Amended and Restated Agreement");

         WHEREAS, QSV and the MLP amended and restated such Second Amended and Restated Agreement in its entirety as of June 27, 1997 (the "Third Amended and Restated Agreement");

         WHEREAS, QSV withdrew as the Managing General Partner and USRP Managing, Inc. was substituted as the Managing General Partner effective as of October 15, 1997; and

         WHEREAS, the Partners desire to further amend and restate such Third Amended and Restated Agreement in its entirety, as hereinafter set forth;

         NOW THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

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                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Unless the context otherwise specifies or requires, the terms defined in this Article I shall, for the purposes of this Agreement, have the meanings herein specified. Unless otherwise specified, all references herein to Articles or Sections are to Articles or Sections of this Agreement.

         Accounting Firm: The independent public accountants who are responsible for assisting in maintaining the Partnership tax accounting and allocation records and advising the Managing General Partner with respect thereto, as selected and approved by the Managing General Partner from time to time, in its sole and absolute discretion. The Accounting Firm and the Auditing Firm are not required to be the same.

         Additional Limited Partner: Any Person who is admitted to the Partnership as a Limited Partner pursuant to Sections 5.2 and 12.2 and who is shown as such on the book and records of the Partnership.

         Additional Securities: The meaning ascribed to it in Section 5.2(a) hereof.

         Adjusted Basis: The basis for determining gain or loss for federal income tax purposes from the sale or other disposition of property, as defined in Section 1011 of the Code.

         Adjusted Capital Account: The Capital Account maintained for each Partner as of the end of each Fiscal Year (a) increased by any amounts that such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), (b) increased by such Partner's allocable share (as determined under Section 752 of the Code) of any nonrecourse indebtedness of the Partnership to the extent that such indebtedness could not be repaid out of the Partnership's assets if all of the Partnership's assets were sold at their respective Gross Asset Values as of the end of the Fiscal Year and the proceeds from the sales were used to pay the Partnership's liabilities, and (c) decreased by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         Adjusted Capital Account Deficit: With respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Fiscal Year.

         Affiliate: (a) Any Person (as hereinafter defined) directly or indirectly owning, controlling, or holding power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by the Person in question; (c) any Person directly or indirectly controlling, controlled by, or under common control with the Person in question; (d) if the Person in question is a corporation, any executive officer or director of the Person in question or of any corporation directly or indirectly controlling the Person in question; and (e) if the Person in question is a partnership, any general partner owning or controlling ten percent (10%) or more of either the capital or profits interests in such partnership.

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As used in this definition of "Affiliate," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Aggregate Common Units: A numeric value equal to the total outstanding Class B Common Units as of the Effective Date. The amount of Aggregate Common Units shall be appropriately reduced, from time to time, to reflect any reduction in the amount of Class B Common Units that occurs as a result of (i) any acquisition of a Class B Common Unit by the Company or its Affiliates or
(ii) any exchange of a Class B Common Unit pursuant to Section 5.5.

         Agreement: This Fourth Amended and Restated Agreement of Limited Partnership, as it may be further amended or supplemented from time to time.

         Amended Agreement: The Amended and Restated Agreement of Limited Partnership of Burger King Operating Limited Partnership, dated as of February 3, 1986, entered into by and among QSV, BKC and the MLP, as amended by Amendment Nos. 1 and 2 thereto.

         Ancillary Property: Personal property (other than personal property included in the definitions of "Other Restaurant Properties," "Restricted Restaurant Properties" and "Retail Properties") of whatever kind used in connection with a Partnership Property, including, without limitation, supplies, furnishings, equipment, trade dress and franchise, license and other rights.

         Appraiser: Real Estate Research Corporation or its successor, or in the event that Real Estate Research Corporation is not available for any reason to provide an appraisal with respect to any matter hereunder, Arthur D. Little and Company or its successor, or in the event that both Real Estate Research Corporation or its successor and Arthur D. Little and Company or its successor are not available for any reason to provide an appraisal with respect to any matter hereunder, Marshall and Stevens, Incorporated or its successor, or in the event that all of the foregoing companies are not available for any reason to provide an appraisal with respect to any matters hereunder, such other independent, nationally recognized real estate valuation firm selected by the Managing General Partner in its reasonable discretion.

         Assignee: A Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.6.

         Auditing Firm: The independent public accountants who are responsible for auditing the financial statements of the Partnership as set forth in Section 10.4, as selected and approved by the Managing General Partner from time to time, in its sole and absolute discretion. The Auditing Firm and the Accounting Firm are not required to be the same.

         Available Cash: With respect to any period for which such calculation is being made,

                  (i)      the sum of:

                           (a) the Partnership's Profit or Loss (as the case may
                   be) for such period,

                           (b) depreciation and all other noncash charges
                   deducted in determining Profit or Loss for such period,

                           (c) the amount of any reduction in the reserves of
                   the Partnership referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the Managing General Partner determines such amounts are no longer necessary),

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                           (d) the excess of proceeds from the sale, exchange,
                   disposition, or refinancing of Partnership property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, or refinancing during such period(excluding Terminating Capital Transactions), and

                           (e) all other cash received by the Partnership for
                   such period that was not included in determining Profit or Loss for such period;

                  (ii)     less the sum of:

                           (a) all principal debt payments made during such
                   period by the Partnership,

                           (b) capital expenditures made by the Partnership
                   during such period,

                           (c) investments in any entity (including loans made
                   thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b),

                           (d) all other expenditures and payments not deducted
                   in determining Profit or Loss for such period,

                           (e) any amount included in determining Profit or Loss
                   for such period that was not received by the Partnership during such period,

                           (f) the amount of any increase in reserves during
                   such period which the Managing General Partner determines to be necessary or appropriate in its sole and absolute discretion, and

                           (g) the amount of any working capital accounts and
                   other cash or similar balances which the Managing General Partner determines to be necessary or appropriate in its sole and absolute discretion.

         Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

         Bankruptcy:  The meaning ascribed to it in Section 14.2 hereof.

         BKC: Burger King Corporation and the successors and assigns of Burger King Corporation.

         BKC Franchise Agreement: A franchise agreement, whether now existing or hereafter entered into, between a BKC Franchisee and BKC authorizing the BKC Franchisee to operate a BK Restaurant, as the same may be amended, renewed, or extended by BKC.

         BKC Franchisees: Persons who operate BK Restaurants pursuant to BKC Franchise Agreements.

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         BK Restaurants: Burger King "fast food" restaurants, whether operated by BKC, an Affiliate of BKC or a BKC Franchisee. "BK Restaurant" means any one of the BK Restaurants.

         Business Day: Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the State of Texas shall not be regarded as a Business Day.

         Capital Account: The capital account established and maintained for each Partner pursuant to Section 5.8.

         Capital Contribution: Any property (including cash)contributed to the Partnership by or on behalf of a Partner.

         Carrying Value: (a) With respect to a property contributed to the Partnership, the fair market value of such property at the time of contribution, reduced (but not below zero) by all deductions for depreciation, amortization, cost recovery and expense in lieu of depreciation debited to the Capital Accounts of Partners and Assignees with respect to such property as of the time of determination, and (b) with respect to any other property, the Adjusted Basis of such property as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 5.7, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions, acquisitions or improvements of Partnership properties, as deemed to be necessary or appropriate by the Managing General Partner.

         Certificate: The Certificate of Limited Partnership, and any and all amendments thereto, filed on behalf of the Partnership with the Recording Office as required under the Delaware RULPA.

         Class: A class of Partnership Interests distinguished by a specific alphabetical or other designation.

         Class A Common Limited Partner: The MLP or any other Person admitted pursuant to this Agreement as a Class A Limited Partner either in connection with the issuance of a newly-created Class A Common Unit or as a substitute with respect to any transferred Class A Common Unit (or any portion thereof), each for only so long as such Person remains as a Class A Limited Partner in accordance with this Agreement and the Act.

         Class A Common Unit: A Partnership Interest of a Class A Common Limited Partner. The number of Class A Common Units owned by each Class A Common Limited Partner shall be the number set forth opposite its name on Exhibit A.

         Class B Common Distribution: With respect to each Partnership Record Date, the product of (a) the Aggregate Common Units, (b) the Conversion Factor and (c) the Company Common Dividend which has a record date which is the same as the Partnership Record Date; provided, however, that with respect to the fiscal quarter that includes the Effective Date, the numeric amount described in clause
(c) immediately above shall be multiplied by a fraction, the numerator of which is the number of days from the day after the Effective Date to the end of such fiscal quarter and the denominator of which is 90.

         Class B Common Limited Partner: QSV or any other Person admitted pursuant to this Agreement as a Class B Common Limited Partner either in connection with the issuance of a newly-created Class B Common Unit or as a substitute with respect to any transferred Class B Common Unit, each for only so long as such Person remains as a Class B Common Limited Partner in accordance with this Agreement and the Act.

         Class B Common Unit: A Partnership Interest of a Class B Common Limited Partner. The number of Class B Common Units owned by each Class B Common Limited Partner shall be the number set forth opposite its name on Exhibit A. The number of Common Units held by any particular Class B Common Limited Partner shall be appropriately reduced, from time to time, to reflect any (i) acquisition of such Partner's Class B Common Units by the Company, or any of its Affiliates or (ii) any exchange of such Class B Common Units pursuant to Section 5.5 hereof; provided, however, that if the Company or any of its Affiliates acquire a Class B Common Unit, whether pursuant to Section 5.5 hereof, by purchase, or otherwise, such Partnership Interest shall, upon and by virtue of such acquisition and without any further action by the Partnership or any Partner, automatically convert into a Class A Limited Partner Interest.

         Class B Limited Partners:  The Class B Common Limited Partners.

         Code: The Internal Revenue Code of 1986, as amended to date and hereafter amended. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         Commission: The Securities and Exchange Commission.

         Common Stock: The common stock, par value $.001 per share, of the Company.

         Company:  U.S. Restaurant Properties, Inc., a Maryland corporation.


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         Company Common Dividend: Any distribution of cash or property per share declared payable on Common Stock.

         Company Preferred Dividend: Any distribution of cash or property per share declared payable on a series of Preferred Stock.

         Contributed Property: Each Contributing Partner's interest in each property (or interest therein), or other consideration, in such form as may be permitted by the Delaware RULPA, but excluding cash and cash equivalents, contributed directly or indirectly to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code).

         Contributing Partner: Each Partner contributing directly or indirectly (or deemed to have contributed upon termination of the Partnership pursuant to Section 708 of the Code) a Contributed Property to the Partnership in exchange for a Partnership Interest.

         Conversion Factor: 1.0, provided that in the event that the Company (a) declares or pays a dividend on its outstanding shares of Common Stock in shares of Common Stock or makes a distribution to all holders of its outstanding shares of Common Stock; (b) subdivides its outstanding shares of Common Stock; or (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, distribution, subdivision or combination, assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     Delaware RULPA: The Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. tit. 6 ss. 17-101 et seq.), as amended to date and as it may be amended from time to time hereafter, and any successor to such Act.

     Effective Date: The date as of which the Managing General Partner and the Limited Partners execute this Agreement.

     Exchange Act: Securities Exchange Act of 1934, as amended, and the regulations of the Commission promulgated thereunder.

         Fiscal Year: The Fiscal Year of the Partnership for financial accounting purposes, and for federal, state, and local income tax purposes, which shall be the calendar year unless changed by the Managing General Partner in accordance with Section 10.3.

     General Partner Interest: A Partnership Interest held by a General Partner, in its capacity as general partner of the Partnership. A General Partner Interest may be expressed as a number of Partnership Units.

     General Partners: The Managing General Partner and any Substituted General Partners. "General Partner" means one of the General Partners.

     Gross Asset Value: With respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed (or deemed to have been contributed) by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner.

         (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner and subject to the approval of the Independent Directors, as of the following times: (i) the acquisition of an additional Partnership Interest by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for a Partnership Interest; and
(iii) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations.

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of the distribution as determined by the General Partner and the Partner receiving such distributed asset.

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), but only to the extent that an adjustment pursuant to clause (c) immediately above is not required in connection with the transaction.

         Immediate Family: With respect to any natural Person, such natural Person's spouse and such natural Person's natural or adoptive parents, descendants (whether natural or adopted), nephews, nieces, brothers, sisters, sons and daughters-in-law.

         Incapacity or Incapacitated: (a) As to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him or her incompetent to manage his or her Person or his or her estate; (b) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (d) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership; (e) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (i) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law nor or thereafter in effect, (ii) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or thereafter in effect has been entered against the Partner, (iii) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (iv) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above, (v) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (vi) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed without one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety
(90) days of such appointment, or (viii) an appointment referred to in clause
(g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

         Independent Consultant: Agribusiness Associates, Inc., or in the event Agribusiness Associates, Inc., is unable or unwilling to advise the Managing General Partner on a particular matter or informs the Managing General Partner that it no longer is willing to serve as Independent Consultant, or in the event Agribusiness Associates, Inc., is terminated as the Independent Consultant in accordance with Section 8.10(b), any substitute consultant selected by the Managing General Partner in accordance with Section 8.10(b).

         Independent Directors: Directors of the Company who are not officers of the Company, any Affiliate of an officer or employee of the Company or any Affiliate of (a) any lessee of any properties of the Company or any Subsidiary of the Company, (b) any Subsidiaries of the Company, or (c) any partnership that is an affiliate of the Company.

         Limited Partner Interest: A Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Persons to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units.

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     Limited  Partners:  QSV,  the MLP and any  Additional  Limited  Partners or
Substituted Limited Partners. "Limited Partner" means any one of the Limited Partners.

         Liquidating Trustee: The Managing General Partner, unless the dissolution of the Partnership is caused by the withdrawal, bankruptcy, removal or dissolution of the Managing General Partner, in which event the Liquidating Trustee shall be the Person or Persons selected pursuant to Section 14.5.

         Loss:  The meaning ascribed to it in Section 6.4(f) hereof.

         Majority Vote of the Limited Partners: The written consent of, or an affirmative vote by, in accordance with the provisions of Section 15.2, Limited Partners (including the Company) of record who are Limited Partners (and not Assignees) with respect to more than fifty percent (50%) of the total number of all outstanding Partnership Units held by all Limited Partners of record, as Limited Partners (rather than as Assignees).

         Managing: USRP Managing, Inc., a Delaware corporation.

     Managing General Partner:  Managing, or any successor appointed pursuant to
Section 11.2, 13.1 or 14.3, as the case may be.

     MLP: U.S. Restaurant Properties Master L.P., a Delaware limited partnership (formerly Burger King Investors Master L.P.).

     Nasdaq: The National Association of Securities Dealers Automated Quotations System.
     National Securities Exchange: An exchange registered with the Commission under Section 6(a) of the Exchange Act.

     Nonrecourse Deductions:  The meaning ascribed to it in Treasury Regulations
Section 1.704-2(b)(1).

     Nonrecourse  Liability:  The meaning ascribed to it in Treasury Regulations
Section 1.752-1(a)(2).

     Notice of Exchange: The Notice of Exchange substantially in the form of Exhibit B to this Agreement.

     Opinion of Independent Counsel: A written opinion of the law firm of Winstead Sechrest & Minick P.C. or other counsel designated by or acceptable to the Managing General Partner, in its sole and absolute discretion.

         Original Agreement: The Agreement of Limited Partnership of Burger King Operating Limited Partnership, dated as of December 10, 1985, entered into by and among QSV, BKC and the MLP.

         Other Restaurant Properties: Those certain properties for which food sales account for 10% or more of the gross revenues generated by the improvements on such properties and (a) properties (regardless of use) acquired adjacent to such properties or acquired in conjunction with the use or ownership of such properties, (b) properties that were formerly such type of properties which are not currently being used for any purpose, and (c) any unimproved land which is adjacent to such a property or on which such a property is reasonably expected to be constructed within one (1) year following the date of acquisition of such land, in any case in which the Partnership, the Company or any Affiliate or either of them has acquired or acquires an interest, whether consisting of land to be held in fee simple or as a leasehold and any improvements thereon (including all real property and certain personal property associated therewith), together with (i) any other properties acquired pursuant to Section 7.2(v) with respect to such properties, (ii) any properties adjacent to such properties, (iii) any buildings, improvements or other structures situated on such properties, and (iv) any further right, title or interest acquired in such properties. "Other Restaurant Property" means any one of the Other Restaurant Properties.

     Partner: A General Partner or Limited Partner. "Partners" means the General Partners and the Limited Partners.

         Partner Minimum Gain: An amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     Partner   Nonrecourse   Debt:  The  meaning  ascribed  to  it  in  Treasury
Regulations Section 1.704-2(b)(4).

         Partner Nonrecourse Debt Minimum Gain: The meaning ascribed to it in Treasury Regulations Section 1.704(2)(i). A Partner's share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulations Section 1.704(2)(i)(5).

     Partner Nonrecourse Deductions: The meaning ascribed to it in Treasury Regulations Section 1.704-2(i)(2).

         Partnership: The limited partnership created by this Agreement and any successor partnership thereto continuing the business of the Partnership which is a reformation or reconstitution of the partnership governed by this Agreement.

     Partnership Assets: All assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Partnership.

         Partnership Record Date: The record date established by the General Partner for the distribution of Available Cash pursuant to Section 6.1 hereof, which record date shall be the same as the record date established by the Company for a distribution to its stockholders of some or all of its portion of such distribution.

         Partnership Interest: As to any Partner, all of the interests of that Partner in the Partnership, including, without limitation, such Partner's (a) right to a distributive share of the profits and losses of the Partnership, (b) right to a distributive share of Partnership Assets, and (c) right, if a General Partner, to participate in the management of the business and affairs of the Partnership.

         Partnership Minimum Gain: The meaning set forth in Treasury Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Treasury Regulations Section 1.704-2(d).

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     Partnership  Properties:  The Other Restaurant  Properties,  the Restricted
Restaurant Properties and the Retail Properties. "Partnership Property" means any one of the Partnership Properties.

     Partnership Units: Fractional shares of the Partnership Interests of all Partners issued pursuant to Sections 5.1, 5.2 and 5.4 hereof. "Partnership Unit" means any one of the Partnership Units.

         Percentage Interest: As to a Partner, its interest in the Partnership as determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit A may be amended from time to time.

     Person:  Any  individual,  corporation,   association,  partnership,  joint
venture, trust, estate, or other entity or organization.

     Preferred Distribution: With respect to each Partnership Record Date, the product of: (a) the number of Preferred Units of any particular series and (b) the Company Preferred Dividend then payable on the series of Preferred Stock as to which such Preferred Units relate.

     Preferred Partners: Any Person admitted to this Agreement as a Preferred Partner in connection with the issuance of a newly-created Preferred Partnership Unit.

         Preferred Partnership Unit: Any Partnership Unit issued from time to time pursuant to Section 5.2 hereof that is designated by the Managing General Partner at the time of its issuance as a Preferred Partnership Unit. Each Preferred Partnership Unit shall have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Class A Limited Partner Interests and Class B Common Units, all as shall be determined by the Managing General Partner subject to the requirements of Section 5.2 hereof.

     Preferred Stock: The preferred stock, par value $.001 per share, of the Company.

         Price Index: The Consumer Price Index for Urban Wage Earners and Clerical Workers, all items, All Urban, Base 1967 = 100, issued by the Bureau of Labor Statistics of the U.S. Department of Labor; provided, however, that if such Consumer Price Index shall be discontinued with no successor or comparable consumer price index, the Managing General Partner, in its sole and absolute discretion, shall designate a substitute formula.

         Profit:  The meaning ascribed to it in Section 6.4(f) hereof.

         Primary Lease: A lease, whether now existing or hereafter entered into, pursuant to which the Partnership, as the lessee (either in its own name or as an assignee of BKC pursuant to the Real Estate Purchase Agreement or otherwise), holds the right to occupy and use a Partnership Property or any portion thereof.

         QSV:  QSV Properties Inc., a Delaware corporation.

         Real Estate Purchase Agreement: The amended and restated Purchase and Sale Agreement entered into concurrently with the execution of the Amended Agreement by and between the Partnership, as purchaser, and BKC, as seller, pursuant to which the Partnership purchased from BKC, and BKC sold to the Partnership, certain of the Partnership Properties.

         Recapture Income: Any gain recognized by the Partnership (but computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership that does not constitute capital gain for federal income tax purposes because such gain represents the recapture of deductions previously taken with respect to such property or assets (determined without regard to Section 291(a)(1)) of the Code.

         Recording Office:  The Secretary of State of the State of Delaware.

         REIT:  A real estate investment trust under Section 856 of the Code.

         REIT Partner: (a) A Partner that is, or has made an election to qualify as, a real estate investment trust under the Code, including, without limitation, the Company, (b) any "qualified Company subsidiary" (within the meaning of Section 856(i)(2) of the Code) of any Partner that is, or has made an election to qualify as, a real estate investment trust under the Code and (c) any Partner that is a "qualified Company subsidiary" (within the meaning of Section 856(i)(2) of the Code) of a real estate investment trust.

         REIT Stock Amount: A number of shares of Common Stock equal to the product of the number of Partnership Units offered for exchange by a Partner, multiplied by the Conversion Factor, provided that in the event the Company issues to all holders of Common Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase shares of Common Stock, or any other securities or property (collectively, the "rights"), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of Common Stock would be entitled to receive.

         Restricted Restaurant Properties: Those certain restaurant properties, consisting of the land in which the Partnership holds fee simple title or a leasehold interest and the improvements thereon (including all real property and certain personal property associated therewith), (a) held as of the Effective Date or (b) if (and so long as) a BK Restaurant is located thereon, acquired after the Effective Date, together with (i) any other properties acquired pursuant to Section 7.2(v) with respect to such properties after the Effective Date, (ii) any properties adjacent to such properties that are acquired by the Partnership after the Effective Date, (iii) any buildings, improvements or other structures situated on such properties after the Effective Date, and (iv) any further right, title or interest acquired in such properties after the Effective Date (including, without limitation, fee title acquired pursuant to Section 8.12). "Restricted Restaurant Property" means any one of the Restricted Restaurant Properties.

         Retail Properties: Those certain properties, other than Other Restaurant Properties and Restricted Restaurant Properties, for which the sales of goods or services to the public account for substantially all of the gross revenues generated by the improvements on such properties and (a) properties (regardless of use) acquired adjacent to such properties or acquired in conjunction with the use or ownership of such properties, (b) properties that were formerly such type of properties which are not currently being used for any purpose, and (c) any unimproved land which is adjacent to such a property or on which such a property is reasonably expected to be constructed within one (1) year following the date of acquisition of such land, in any case in which the Partnership, the Company or any Affiliate of either of them has acquired or acquires an interest, whether consisting of land to be held in fee simple or as a leasehold and any improvements thereon (including all real property and certain personal property associated therewith), together with (i) any other properties acquired pursuant to Section 7.2(v) with respect to such properties,
(ii) any properties adjacent to such properties, (iii) any buildings, improvements or other structures situated on such properties, and (iv) any further right, title or interest acquired in such properties. "Retail Property" means any one of the Retail Properties.

     Second Amended and Restated Agreement: The Second Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Operating L.P., dated as of March 17, 1995, by and between QSV Properties, Inc. and U.S. Restaurant Properties Master L.P.

         Section 754 Election: An election under Section 754 of the Code relating to the adjustment of Adjusted Basis of Partnership Assets, as provided in Sections 734 and 743 of the Code.

     Securities Act: Securities Act of 1933, as amended, and the regulations of the Commission promulgated thereunder.

         Share Price: As of any date of determination: (a) if the shares of Common Stock are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per share regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal National Securities Exchange on which the shares of Common Stock are listed or admitted to trading, for the five (5) trading days immediately preceding the date of determination; (b) if the shares of Common Stock are not listed or admitted to trading on a National Securities Exchange but are quoted by Nasdaq, the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted, the average of the closing bid prices per share, for the five (5) trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Managing General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (c) if the shares of Common Stock are not listed or admitted to trading on a National Securities Exchange or quoted by Nasdaq, an amount equal to the fair market value of a share as of such date of determination, as determined by the Managing General Partner using any reasonable method of valuation.

     Special Allocations: The special allocations of items of income, gain, deduction and loss pursuant to Section 6.5.

         Subsidiary: With respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or
(ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

     Subsidiary Partnership: Any partnership of which the majority of the limited or general partnership interests therein are owned, directly or indirectly, by the Partnership.

     Substituted General Partner: A Person who is admitted to the Partnership as an additional or successor General Partner in accordance with Section 12.1.

     Substituted Limited Partner: A Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.5.

         Successor Policy: The "successor policy" of BKC relating to the extension and/or renewal of BKC Franchise Agreements with BKC Franchisees, which policy, in connection with such extensions and/or renewals, makes provision for replacing, reconstructing, expanding and/or otherwise improving BK Restaurants. All references are to the "Successor Policy" as in effect on the date hereof, as the same may be modified, amended, supplemented, superseded or replaced by BKC from time to time in its sole and absolute discretion.

         Terminating Capital Transaction: Any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

         Termination Date:  December 31, 2035.

     Third Amended and Restated Agreement: The Third Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Operating L.P., dated as of June 27, 1997, by and among QSV Properties, Inc., U.S. Restaurant Properties Master L.P. and U.S. Restaurant Properties, Inc.

     TPC: The Pillsbury Company, a Delaware corporation and the owner on the date of the Amended Agreement of all of the issued and outstanding stock of BKC.

         Treasury Regulations: The Income Tax Regulations promulgated under the Code, as hereafter amended. Any reference herein to a specific section or sections of specific Treasury Regulations shall be deemed to include a reference to any corresponding provision of future Treasury Regulations.

     Unit: A unit representing an equal undivided interest in an interest in the MLP.

         Unit Price: As of any date of determination: (a) if the Units are listed or admitted to trading on one or more National Securities Exchanges, the average of the last reported sale prices per Unit regular way or, in case no such reported sale takes place on any such day, the average of the last reported bid and asked prices per Unit regular way, in either case on the principal National Securities Exchange on which the Units are listed or admitted to trading, for the five (5) trading days immediately preceding the date of determination; (b) if the Units are not listed or admitted to trading on a National Securities Exchange but are quoted by Nasdaq, the average of the last reported sales prices per Unit regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted, the average of the closing bid prices per Unit, for the five (5) trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the Managing General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (c) if the Units are not listed or admitted to trading on a National Securities Exchange or quoted by Nasdaq, an amount equal to the fair market value of a Unit as of such date of determination, as determined by the Managing General Partner using any reasonable method of valuation.

         Unpaid Common Distribution Account: An account to be maintained by the Partnership for the Class B Common Limited Partners and to which will be credited the amount of the Class B Common Distributions not paid on the date the same is payable in accordance with Section 6.1(a)(ii) hereof.

         Unrealized Gain: The excess, if any, of the fair market value of a Partnership Asset as of the date of determination over the Carrying Value of the Partnership Asset as of such date of determination.

         Unrealized Loss: The excess, if any, of the Adjusted Basis of a Partnership Asset as of the date of determination over the fair market value of such Partnership Asset as of the date of determination.

     Working Capital Reserve: The reserve for working capital established by the Managing General Partner pursuant to Section 7.5.

                                   ARTICLE II

                       FORMATION; NAME; PLACE OF BUSINESS

II.1.    Formation of Partnership; Certificate of Limited Partnership.

         The General Partner and the Limited Partners agreed to continue the limited partnership formed as of December 10, 1985, pursuant to the provisions of the Delaware RULPA and the terms and conditions of the Original Agreement, the Amended Agreement, the Second Amended and Restated Agreement and the Third Amended and Restated Agreement. Promptly after the execution of the Original Agreement, QSV, in accordance with the Delaware RULPA, filed with the Recording Office the Certificate of Limited Partnership. Subsequently, QSV, in accordance with the Delaware RULPA, filed with the Recording Office an amendment to the Certificate of Limited Partnership regarding the withdrawal of BKC as the Special General Partner and the change in name of the Partnership. Subsequently, the Managing General Partner, in accordance with the Delaware RULPA, filed with the Recording Office an amendment to the Certificate of Limited Partnership regarding the withdrawal of QSV as the Managing General Partner and the substitution of Managing as the Managing General Partner. If the laws of any jurisdiction in which the Partnership transacts business so require, the Managing General Partner also shall file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary for the Partnership to qualify to transact business in such jurisdiction and shall use its best efforts to file with the appropriate office in that jurisdiction a copy of the Certificate of Limited Partnership and any other documents necessary to establish and maintain the Limited Partner's limited liability in such jurisdiction. The Partners further agree and obligate themselves to execute, acknowledge and cause to be filed for record, in the place or places and manner prescribed by law, any amendments to the Certificate of Limited Partnership as may be required, either by the Delaware RULPA, by the laws of a jurisdiction in which the Partnership transacts business, or by this Agreement, to reflect changes in the information contained therein or otherwise to comply with the requirements of law for the continuation, preservation and operation of the Partnership as a limited partnership under the Delaware RULPA.

II.2.    Name of Partnership.

         The name under which the Partnership shall conduct its business is U.S. Restaurant Properties Operating L.P. The business of the Partnership may be conducted under any other name deemed necessary or desirable by the Managing General Partner, in its sole and absolute discretion, except that such other name may not include the surname of any Limited Partner unless such surname is also the name or surname of the Managing General Partner. The words "Limited Partnership" shall be included in the name of the Partnership where necessary for complying with the laws of any jurisdiction that so requires. The Managing General Partner (and, if necessary, all other General Partners) promptly shall execute, file and record any assumed or fictitious name certificates required by the laws of Delaware or any other state in which the Partnership transacts business, and shall publish such certificates or other statements or certificates as are required by the laws of Delaware or any other state in which the Partnership transacts business.

II.3.    Place of Business.

         The principal place of business of the Partnership on the date hereof is located at 5310 Harvest Hill Road, Suite 270, Dallas, Texas 75230. The Managing General Partner may hereafter change the principal place of business of the Partnership to such other place or places within the United States as the Managing General Partner may determine from time to time, in its sole and absolute discretion, provided that the Managing General Partner shall, if necessary, amend the Certificate of Limited Partnership in accordance with applicable requirements of the Delaware RULPA. The Managing General Partner may, in its sole and absolute discretion, establish and maintain such other offices and additional places of business of the Partnership, either within or without the State of Delaware, as it deems appropriate.

II.4.    Registered Office and Registered Agent.

         The street address of the registered office of the Partnership shall be at 1209 Orange Street, Wilmington, Delaware 19801, and the Partnership's registered agent at such address shall be The Corporation Trust Company.

II.5.    Power of Attorney.

         Each Limited Partner (including any additional or Substituted Limited Partner) and each Assignee who accepts Partnership Units is deemed to irrevocably constitute, appoint and empower the Managing General Partner (and any successor by merger, transfer, election or otherwise), and each of the Managing General Partner's authorized officers and attorneys-in-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact of such Limited Partner or Assignee, with full power and authority in such Limited Partner's or Assignee's name, place and stead and for such Limited Partner's or Assignee's use of benefit to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file and/or record in the appropriate public offices (a) all certificates and other instruments, including, at the option of the Managing General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the Managing General Partner deems appropriate or necessary to qualify, or continue the qualification of, the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and all jurisdictions in which the Partnership may or may intend to conduct business or own property; (b) all other certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own property; (c) all instruments that the Managing General Partner deems appropriate or necessary to reflect any amendment, change or modification of this Agreement in accordance with the terms hereof; (d) all conveyances and other instruments or documents that the Managing General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination, and liquidation of the Partnership pursuant to the terms of this Agreement; (e) any and all financing statements, continuation statements, mortgages or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partners and Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (f) all instrument or papers required to continue the business of the Partnership pursuant to Article XIV; (g) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to
Article XI; and (h) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms. The execution and delivery by any of said attorneys-in-fact of any such agreements, amendments, consents, certificates or other instruments shall be conclusive evidence that such execution and delivery was authorized hereby.

         Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Section 2.5 to take action as a attorney-in-fact for any Limited Partner or Assignee to increase in any way the liability of such Limited Partner or Assignee beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with
Article XV.

         The appointment by each Limited Partner and Assignee of the Persons designated in this Section 2.5 as attorneys-in-fact shall be deemed to be a power of attorney coupled with an interest in recognition of the fact that each of the Limited Partners and Assignees under this Agreement will be relying upon the power of such Persons to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive, and shall not be affected by, the subsequent Incapacity or termination of any Limited Partner or Assignee and it shall extend to such Limited Partner's or Assignee's heirs, successors and assigns. Each Limited Partner and Assignee hereby agrees to be bound by any representations made by any Person acting as attorney-in-fact pursuant to this power of attorney in accordance with this Agreement. Each Limited Partner and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of any Person taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Limited Partner and Assignee shall execute and deliver to the Managing General Partner, within fifteen (15) days after receipt of the Managing General Partner's request therefor, all such further designations, powers of attorney and other instruments as the Managing General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                   ARTICLE III

                          PURPOSES, NATURE OF BUSINESS,
                            AND POWERS OF PARTNERSHIP

III.1.   Purposes and Business.

         The purposes of the Partnership shall be (a) to invest in, acquire, own, hold a leasehold interest in, manage, maintain, operate, lease, sublease, improve, finance, reconstruct, sell, exchange, franchise and otherwise dispose of Partnership Properties and Ancillary Property, whether itself, through other Persons or otherwise; (b) to originate loans secured by liens on real estate; and (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of the foregoing purposes; provided, however, that such business arrangements and interests may be limited to and conducted in such a manner so as to permit any REIT Partner at all times to be classified as a real estate investment trust under the Code. In connection with the foregoing, and without limiting the Company's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the Company's current status as a REIT inures to the benefit of all the Partners and not solely to the Company. The Managing General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

III.2.   Powers.

         The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, the following:

         (a) To borrow money and issue evidences of indebtedness, and to secure the same by mortgages, deeds of trust, security interests, pledges or other liens on all or any part of the Partnership Assets;

         (b) To secure and maintain insurance against liability or other loss with respect to the activities and assets of the Partnership (including, without limitation, insurance against liabilities under Section 7.11);

         (c) To employ or retain such persons as may be necessary or appropriate for the conduct of the Partnership's business, including permanent, temporary or part-time employees and independent attorneys, accountants, consultants and contractors;

         (d) To acquire, own, hold a leasehold interest in, maintain, use, lease, sublease, manage, operate, sell, exchange, transfer or otherwise deal in assets and property as may be necessary or convenient for the purposes and business of the Partnership;

         (e) To incur expenses and to enter into, guarantee, perform and carry out contracts or commitments of any kind, to assume obligations and to execute, deliver, acknowledge and file documents in furtherance of the purposes and business of the Partnership;

         (f) To pay, collect, compromise, arbitrate, litigate or otherwise adjust, contest or settle any and all claims or demands of or against the Partnership;

         (g) To invest in interest-bearing accounts and short-term investments, including, without limitation, obligations of Federal, state and local governments and their agencies, mutual funds (including money market funds), commercial paper, time deposits and certificates of deposit of commercial banks, savings banks or savings and loan associations;

         (h)      To originate loans secured by liens on real estate; and

         (i) To engage in any kind of activity and to enter into and perform obligations of any kind necessary to or in connection with, or incidental to, the accomplishment of the purposes and business of the Partnership, so long as said activities and obligations may be lawfully engaged in or performed by a limited partnership under the Delaware RULPA.

                                   ARTICLE IV

                               TERM OF PARTNERSHIP

IV.1.    Term.

         The Partnership commenced on the date upon which the Certificate was duly filed with the Recording Office pursuant to Section 2.1 and shall continue until the Termination Date unless dissolved and liquidated before the Termination Date in accordance with the provisions of Article XIV.

                                    ARTICLE V

                                     CAPITAL

V.1.     Capital Contributions of the Partners.

         The Partners have made the Capital Contributions as set forth in Exhibit C attached to this Agreement. Each Partner shall own Partnership Units in the amount set forth for such Partner in Exhibit A, as the same may be amended from time to time, and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, as the same may be amended from time to time, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges or other transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's Percentage Interest. Except as provided by law, Section 5.2, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership. To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A, as amended to reflect such Capital Contributions. The number of Partnership Units held by the General Partner, in its capacity as general partner (equal to one percent (1%) of all outstanding Partnership Units from time to time), shall be deemed to be the General Partner Interest.

V.2.     Issuances of Additional Partnership Interests.

         Except as provided in this Section 5.2 or in Section 5.3 hereof, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The Managing General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 5.2.

         (a)(i) The Managing General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the Managing General Partner and any REIT Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the Managing General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to the Class A and Class Limited Partner Interests, all as shall be determined by the Managing General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (B) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (C) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership, provided that a list of the Preferred Partnership Units shall be set forth on Exhibit D hereto and that the form of any Preferred Partnership Unit certificate issued by the Partnership shall be attached as a schedule to Exhibit D on or prior to the date of issuance of such Unit; provided, however, that no additional Partnership Interests shall be issued to the Managing General Partner or any REIT Partner unless either:

                  (1)(x) the additional Partnership Interests are issued in connection with an issuance of shares of Common Stock of or other interests in the Company, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Managing General Partner or any REIT Partner by the Partnership in accordance with this Section 5.2 and (y) the Managing General Partner or any REIT Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the Company,

                  (2) the additional Partnership Interests are issued pursuant to Section 11.2 hereof, or

                  (3) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the Managing General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

         (ii) The Company shall not issue any additional shares of Common Stock or any shares of Preferred Stock (other than shares of Common Stock issued in connection with an exchange pursuant to Section 5.5 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (collectively, "Additional Securities") other than to all holders of shares of Common Stock, unless (A) the Managing General Partner shall cause the Partnership to issue to the Managing General Partner and any REIT Partner, as the Company may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the Company contributes the proceeds from the issuance of such Additional Securities, and from any exercise of rights contained in such Additional Securities, through the Managing General Partner and any REIT Partner to the Partnership; provided, however, that the Company is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the Company, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors. Without limiting the foregoing, the Company is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the Managing General Partner corresponding Partnership Interests, so long as (1) the Managing General Partner concludes in good faith that such issuance is in the best interests of the Managing General Partner and the Partnership, including, without limitation, the issuance of shares of Common Stock and corresponding Partnership Units pursuant to an employee stock purchase plan providing for employee purchases of shares of Common Stock at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the shares of Common Stock, either at the time of issuance or at the time of exercise, and (2) the Company contributes all of the proceeds of such issuance, through the Managing General Partner and any REIT Partner, to the Partnership. For example, in the event the Company issues shares of Common Stock for a cash purchase price and contributes all of the proceeds of such issuance, through the Managing General Partner and any REIT Partner, to the Partnership as required hereunder, the Managing General Partner and any REIT Partner, as the Company may so designate, shall be issued a number of additional Partnership Units equal to the product of (x) the number of such shares of Common Stock issued by the Company, the proceeds of which were so contributed, multiplied by (y) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

         (b) In connection with any and all issuances of shares of Common Stock, the Company shall contribute all of the proceeds raised in connection with such issuance to the Managing General Partner and any REIT Partner as the Company determines, and in turn, the Managing General Partner and any REIT Partner shall make Capital Contributions to the Partnership of such proceeds, provided that if the proceeds actually received and contributed by the Company to the Managing General Partner and any REIT Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Managing General Partner and any REIT Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in connection with the required issuance of additional Partnership Units to the Managing General Partner and any REIT Partner for such Capital Contributions pursuant to Section 5.2(a) hereof.

         (c) In the event the Managing General Partner or the Company acquires Preferred Units from the Preferred Unitholders (in exchange for cash or shares of Common Stock), the Partnership shall, as soon as practicable thereafter, exchange each Preferred Unit held by the Managing General Partner or the Company for such number of Partnership Units which are not designated as Preferred Units, as determined by the Conversion Factor then in effect.

V.3.     Additional Funding.

         If the Managing General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds ("Additional Funds") for any Partnership purpose, the Managing General Partner may (a) cause the Partnership to obtain such funds from outside borrowings, or
(b) elect to have the Managing General Partner or any REIT Partner provide such Additional Funds to the Partnership through loans or otherwise.

V.4.     Percentage Interests.

         If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of outstanding Partnership Units. If the Partners' Percentage Interests are adjusted pursuant to this Section 5.4, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the Managing General Partner and the part of the year beginning on the following day either (a) as if the taxable year had ended on the date of the adjustment or (b) based on the number of days in each part. The Managing General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

V.5.     Exchange of Units.

         (a) Subject to Section 5.5(b), each Class B Limited Partner (other than the Company) shall have the right (the "Common Exchange Right"), on or after the first anniversary of the date on which he acquires Class B Units (or such later or earlier date as shall be determined in the sole and absolute discretion of the Managing General Partner at the time of the issuance of the Class B Common Units), to require the Company to acquire all or a portion of the Class B Common Units held by such Limited Partner in exchange for the REIT Stock Amount and each Limited Partner (other than the Company) holding Preferred Units shall have the right to exchange (the "Preferred Exchange Right" and, together with the Common Exchange Right, the "Exchange Rights"), on or after the first anniversary of the date on which he acquires the Preferred Units (or such later or earlier date as shall be determined in the sole and absolute discretion of the Managing General Partner at the time of issuance of the Preferred Units), to require the Company to acquire all or a portion of the Preferred Units held by such Limited Partner to the extent such exchange is permitted by the terms of and subject to the other provisions of, the certificate evidencing such Preferred Units. The Exchange Rights shall be exercised pursuant to a Notice of Exchange delivered to the Company (with a copy to the Partnership) by the Limited Partner who is exercising an Exchange Right (the "Exchanging Partner"). A Limited Partner may not exercise an Exchange Right for fewer than one thousand (1,000) Partnership Units or, if such Limited Partner holds fewer than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. The Exchanging Partner shall have no right, with respect to any Partnership Units so exchanged, to receive any distributions paid with respect to the Partnership Units on or after the date of the Notice of Exchange. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this
Section 5.5(a), and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the REIT Stock Amount shall be paid by the Company directly to such Assignee and not to such Limited Partner.

         (b) Notwithstanding the provisions of Section 5.5(a), a Partner shall not be entitled to exercise the Exchange Rights pursuant to Section 5.5(a) if the delivery of shares of Common Stock or shares of Preferred Stock to such Partner by the Company pursuant to Section 5.5(a) would be prohibited under the Amended and Restated Articles of Incorporation of the Company.

V.6.     Minimum Percentage Interest of General Partner.

         The provisions of Sections 5.2 and 5.4 shall be applied so that in all events the Percentage Interest of the General Partners shall be equal to at least 1.00%. In the event the issuance of additional Partnership Interests pursuant to Section 5.2 would (but for this Section 5.6) have the effect of reducing the Percentage Interest of the General Partners to less than 1.00%, the Company shall transfer Partnership Units to the General Partners (and, as of the effective date of such issuance, the Company shall be deemed to hold Partnership Units for the benefit of the General Partners) to the extent necessary to cause the General Partners' Percentage Interest, after giving effect to such issuance, to be equal to at least 1.00%. In the event any additional Capital Contributions are to be made or deemed made to the Partnership by the General Partners and the Company pursuant to Section 5.2 or 5.4, such additional Capital Contributions or deemed Capital Contributions shall be allocated between the General Partners and the Company in the amounts necessary to cause the General Partners' Percentage Interest, after giving effect to such Capital Contributions, to be equal to at least 1.00%.

V.7.     No Preemptive Rights.

         No Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions or loans to the Partnership; or (b) issuance or sale of any Partnership Units or other Partnership Interests.

V.8.     Capital Accounts.

         A separate capital account (a "Capital Account") shall be established and maintained for each Partner in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, or (iii) the Partnership is liquidated within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), the Managing General Partner shall revalue the property of the Partnership to its fair market value (taking into account Section 7701(g) of the Code) in accordance with Treasury Regulations
Section 1.704-1(b)(2)(iv)(f). When the Partnership's property is revalued by the Managing General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 6.4 if there were a taxable disposition of such property for its fair market value (taking into account Section 7701(g) of the Code) on the date of the revaluation.

V.9.     Percentage Interests.

         If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner's Percentage Interest shall be adjusted to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of outstanding Partnership Units. If the Partners' Percentage Interests are adjusted pursuant to this Section 5.9, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership's property is revalued by the Managing General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The Managing General Partner, in its sole discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

V.10.    Negative Capital Accounts.

         (a) Except to the extent provided in Section 5.10(b), and except to the extent that the Partners are required to make Capital Contributions under
Section 5.1, no Partner shall be required to pay to the Partnership or any other Partner any deficit balance which may exist from time to time in such Partner's or Assignee's Capital Account.

         (b) Notwithstanding the foregoing, if any General Partner has a deficit balance in its Capital Account following the liquidation of its Partnership Interest, as determined after taking into account all Capital Account adjustments for the Partnership Fiscal Year during which such liquidation occurs, it is unconditionally obligated to restore the amount of such deficit or negative balance to the Partnership by the end of such Fiscal Year (or, if later, within 90 days after the date of such liquidation), which such amount shall, upon liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances.

V.11.    No Interest on Amounts in Capital Account.

         No Partner or Assignee shall be entitled to receive any interest on its outstanding Capital Account balance.

V.12.    Advances to Partnership.

         If any Partner or Assignee shall advance funds to the Partnership in excess of the amounts required hereunder to be contributed by it to the capital of the Partnership, the making of such advances shall not result in any increase in the amount of the Capital Account of such Partner or Assignee or entitle such Partner or Assignee to any increase in its Percentage Interest (as defined in Article VI). The amounts of any such advances shall be a debt of the Partnership to such Partner or Assignee and shall be payable or collectible only out of the Partnership Assets in accordance with the terms and conditions upon which such advances are made.

V.13.    Liability of Limited Partner.

         Except as provided in the Delaware RULPA and Section 6.2 and Section 7.11(e), (a) the Limited Partners or Assignees shall not be personally liable for any debts, liabilities, contracts or obligations of the Partnership; (b) the Limited Partners shall be liable only to make payments of such Limited Partners' Capital Contributions pursuant to Section 5.1; and (c) after the Limited Partners' Capital Contributions shall be fully paid, the Limited Partners shall not be required to make any further Capital Contributions or to lend any funds to the Partnership.

V.14.    Return of Capital.

         Except upon the dissolution of the Partnership or as otherwise specifically provided in this Agreement, no Partner or Assignee shall have the right to demand or to receive the return of all or any part of the Capital Account or Capital Contributions of such Partner or Assignee.

V.15.    No Third Party Beneficiary.

         No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partners shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of a General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

V.16.    Employee Benefit Plans.

         (a) If grants of shares of Common Stock are made in connection with any of the Company's employee benefit plans:

                  (i) The Company, through the Managing General Partner and any REIT Partner, shall contribute, as soon as practicable after such grant, to the Partnership (to be thereafter taken into account for the purpose of calculating any cash distributable to the Partners), an amount equal to the price, if any, paid to the Company by the party receiving such shares of Common Stock;

                  (ii) The Partnership shall issue to the Managing General Partner and any REIT Partner an aggregate number of additional Partnership Units equal to the product of (A) the number of such shares of Common Stock issued by the Company, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

                  (iii) The Managing General Partner's and any REIT Partners's Percentage Interest and the Percentage Interests of the other Limited Partners shall be adjusted as set forth in Section 5.2.

         (b) If stock options granted in connection with a Company employee benefit plan are exercised:

                  (i) The Company, through the Managing General Partner and any REIT Partner, shall contribute, as soon as practicable after such exercise, to the Partnership (to be thereafter taken into account for purposes of calculating any cash distributable to the Partners), an amount equal to the exercise price, if any, paid to the Company by the exercising party in connection with the exercise of the option or warrant;

                  (ii) The Partnership shall issue to the Managing General Partner and any REIT Partner an aggregate number of additional Partnership Units equal to the product of (A) the number of shares of Common Stock issued by the Company in satisfaction of such exercised option or warrant, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution; and

                  (iii) The Managing General Partner's and any REIT Partner's Percentage Interest and the Percentage Interests of the other Limited Partners shall be adjusted as set forth in Section 5.2.

         (c) If the Company grants any director, officer or employee share appreciation rights, performance share awards or other similar rights ("Incentive Rights"), then simultaneously the Partnership shall grant the Managing General Partner and any REIT Partner corresponding and economically equivalent rights. Consequently, upon the cash payment by the Company to its directors, officers or employees pursuant to such Incentive Rights, the Partnership shall make an equal cash payment to the Managing General Partner and any REIT Partner.

                                   ARTICLE VI

                           DISTRIBUTIONS; ALLOCATIONS

VI.1.    Requirement and Characterization of Distributions.

         (a) The Managing General Partner shall cause the Partnership to distribute quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter in the following order of priority:

                  (i) First, to the holders of the Preferred Partnership Units in such amount as is required for the Partnership to pay all distributions with respect to such Preferred Partnership Units due or payable in accordance with the instruments designating such Preferred Partnership Units through the last day of such quarter; such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Partnership Units as of the last day of such calendar quarter; and then

                  (ii) Second, to the Class B Common Limited Partners who are, and to any former Class B Common Limited Partners who were, Partners on the Partnership Record Date with respect to such fiscal quarter in accordance with their respective Percentage Interests on such Partnership Record Date until the Class B Common Limited Partners have received an amount pursuant to this clause equal to the sum of (A) the Class B Common Distribution in respect of such fiscal quarter and (B) the balance in the Unpaid Common Distribution Account; provided, however, that the allocation between the Class B Common Limited Partners of amounts relating to the Unpaid Common Distribution Account shall take into account the effect of any distribution pursuant to
         Section 6.1(b) hereof; and

                  (iii) Thereafter, 1% to the General Partner and 99% to the Class A Limited Partners in accordance with their respective Percentage Interests.

         (b) Following the receipt of a written notice of an intention to exchange Class B Common Units pursuant to the terms of Section 5.5 hereof, the Managing General Partner shall cause the Partnership to distribute, immediately prior to the consummation of such exchange, to any Limited Partner whose Partnership Interest is being exchanged an amount of Available Cash at such time equal to the balance, if any, of the Unpaid Common Distribution Account corresponding to the Class B Common Units.

         (c) The Managing General Partner shall have the power to determine any alternative minimum tax, adjustments and tax preference items in such manner and in such amounts as the Managing General Partner may determine in the Managing General Partner's discretion.

         (d) In no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a share of Common Stock for which such Partnership Unit has been redeemed or exchanged. The Managing General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Company's qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; provided that the Company, the Managing General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

         (e) Notwithstanding anything to the contrary contained herein, in no event shall any Partner receive a distribution of Available Cash with respect to any Class B Common Unit with respect to any quarter until such time as the Partnership has distributed to the holders of the Preferred Partnership Units an amount sufficient to pay all distributions payable with respect to such Preferred Partnership Units through the last day of such quarter, in accordance with the instruments designating such Preferred Partnership Units.

VI.2.    Withholding.

         (a) All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 6.2(b) with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 6.1 for all purposes under this Agreement.

         (b) Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the Managing General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the Managing General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner, or (ii) the Managing General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 6.2(b). In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 6.2(b) when due, the Managing General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event, the Managing General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full; and any such distributions so received by the Managing General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the Managing General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the Managing General Partner shall request in order to perfect or enforce the security interest created hereunder.

VI.3.    Distributions Upon Liquidation.

         (a) Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments made in accordance with Sections 6.1 and 6.4 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets. Any distributions pursuant to this Section 6.3 shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation). To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

         (b) If the Managing General Partner has a negative balance in its Capital Account following a liquidation of the Partnership, as determined after taking into account all Capital Account adjustments in accordance with Sections
6.1 and 6.4 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership's assets, the Managing General Partner shall contribute to the Partnership an amount of cash equal to the negative balance in its Capital Account and such cash shall be paid or distributed by the Partnership to creditors, if any, and then to the Limited Partners in accordance with Section 6.3(a). Such contribution by the Managing General Partner shall be made by the end of the Partnership's taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).

VI.4.    Allocations of Profit and Losses.

         After giving effect to the special allocations set forth in Sections
6.5 and 6.6 hereof, Profits and Losses for a Fiscal Year or other period shall be allocated for both tax and Capital Account purposes, in the following manner:

                  (a) Profits shall be allocated in the following order and priority:

                           (i) first, to Preferred Partners in proportion to
                  their respective Percentage Interests until the amount of Profits allocated to the Preferred Partners pursuant to this clause (i) for the current Fiscal Year equals the excess of
                  (A) the cumulative amount of the Preferred Distribution for each quarter of the current Fiscal Year and all prior Fiscal Years over (B) the cumulative amount of Profits allocated to the Preferred Partners pursuant to this clause (i) for all prior Fiscal Years;

                           (ii) second, to the General Partner, in proportion to
                  and to the extent of an amount equal to the excess, if any, of
                  (A) the cumulative Losses allocated to such General Partner pursuant to the last sentence of Section 6.7 hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such General Partner pursuant to this Section 6.4(a)(ii) for all prior Fiscal Years;

                           (iii) third, to the Partners (other than the Class B
                  Limited Partners and the Preferred Partners), in proportion to and to the extent of an amount equal to the excess, if any, of
                  (A) the cumulative Losses allocated to such Partners pursuant to Section 6.4(b)(iv) hereof for all prior Fiscal Years, over
                  (B) the cumulative Profits allocated to such Partners pursuant to this Section 6.4(a)(iii) for all prior Fiscal Years;

                           (iv) fourth, to the Preferred Partners, in proportion
                  to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to each such Partner pursuant to Section 6.4(b)(iii) hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such Partner pursuant to this Section 6.4(a)(iv) for all prior Fiscal Years;

                           (v) fifth, to the Class B Limited Partners, in
                  proportion to and to the extent of an amount equal to the excess, if any, of (A) the cumulative Losses allocated to such Partner pursuant to Section 6.4(b)(ii) hereof for all prior Fiscal Years, over (B) the cumulative Profits allocated to such Partner pursuant to this Section 6.4(a)(v) for all prior Fiscal Years;

                           (vi) sixth, to the General Partner, the Class A
                  Common Limited Partner and the Class B Limited Partners in proportion to and to the extent of (A) the cumulative amount of the Available Cash distributed to such Partners pursuant to Sections 6.1(a)(ii) and (iii) for each quarter of the current Fiscal Year and all prior Fiscal Years over (B) the cumulative amount of Profits allocated to such Partners pursuant to this clause (vi) for all prior Fiscal Years; and

                           (vii) thereafter, to the General Partner, the Class A
                  Common Limited Partner and the Class B Limited Partners in accordance with their respective Percentage Interests.

                  (b) Losses shall be allocated in the following order and priority:

                           (i) first, to the General Partner and the Class A
                  Common Limited Partners in proportion to and until the amount of Losses allocated pursuant to this clause (i) for the current Fiscal Year equals the excess, if any, of (A) the sum of (1) their respective Capital Account balances on the Effective Date, (2) the Capital Contributions made by such Partners subsequent to the Effective Date, and (3) the cumulative amount of Profits allocated to such Partners pursuant to Section 6.4(a)(vii) hereof over (B) the sum of (1) cumulative amount of Losses allocated to such Partners pursuant to this clause (i) for all prior Fiscal Years and (2) the cumulative amount of distributions made to them pursuant to Section 6.1 hereof;

                           (ii) second, to the Class B Limited Partners, in
                  proportion to their respective Percentage Interests until the amount of Losses allocated pursuant to this clause (ii) for the current Fiscal Year equals the excess, if any, of (A) the sum of (1) the aggregate amount of the portion of their Capital Account balances on the Effective Date attributable to Class B Common Units, (2) the aggregate Capital Contributions made by such Partners subsequent to the Effective Date in respect of their Class B Common Units, and (3) the cumulative amount of Profits allocated to them pursuant to Section 6.4(a)(ii) hereof over (B) the sum of (1) cumulative amount of Losses allocated to such Partners pursuant to this clause (ii) for all prior Fiscal Years and (2) the cumulative amount of distributions made to them pursuant to Section 6.1 hereof;

                           (iii) third, to the Preferred Partners, in proportion
                  to their respective Percentage Interests until the amount of Losses allocated pursuant to this clause (iii) for the current Fiscal Year equals the excess, if any, of (A) the sum of (1) the aggregate amount of the portion of their Capital Account balances on the Effective Date attributable to Class B Preferred Units, (2) the aggregate Capital Contributions made by such Partners subsequent to the Effective Date in respect of their respective Preferred Partnership Units, and (3) the cumulative amount of Profits allocated to them pursuant to
                  Section 6.4(a)(i) hereof over (B) the sum of (1) cumulative amount of Losses allocated to such Partners pursuant to this clause (iii) for all prior Fiscal Years and (2) the cumulative amount of distributions made to them pursuant to Section 6.1 hereof; and

                           (iv) thereafter, 1% to the General Partner and 99% to
                  the Limited Partners (other than the Class B Limited Partners and the Preferred Partners) in accordance with their Percentage Interests.

VI.5.    Special Allocations.

         The following special allocations shall be made in the following order:

                  (a) Notwithstanding any other provision of this Agreement to the contrary, if in any Fiscal Year there is a net decrease in Partnership Minimum Gain, then each Partner shall first be allocated items of Partnership income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partners' share of the net decrease in Partnership Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(g). As provided in Treasury Regulations
Section 1.704-2(j), income of the Partnership allocated for any Fiscal Year under this Section 6.5(a) shall consist first of items of book gain recognized from the disposition of Partnership property subject to Nonrecourse Liabilities to the extent of the decrease in Partnership Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of the Partnership's other items of gross income for such taxable year.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, except as specified in Section 6.5(a), if in any Fiscal Year there is a net decrease in Partner Minimum Gain, then each Partner shall first be allocated items of Partnership income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Partners' share of the net decrease in such Partner Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(i). As provided in Treasury Regulations Section 1.704-2(j), income of the Partnership allocated for any Fiscal Year under this Section 6.5(b) shall consist first of items of book gain recognized from the disposition of Partnership property subject to Partner Nonrecourse Debt to the extent of the decrease in Partner Minimum Gain that is attributable to such disposition, with any remaining allocated income deemed to be made up of a pro rata portion of the Partnership's other items of gross income for such taxable year.

                  (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit, if any, of such Partner as quickly as possible, provided that an allocation pursuant to this Section 6.5(c) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.5(c) were not in the Agreement.

                  (d) In the event a Limited Partner (who is not also a General Partner) has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (i) the amount the Limited Partner is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount the Limited Partner is deemed to be obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, the Limited Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 6.5(d) shall be made only if and to the extent that the Limited Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been made as if Section 6.5(c) hereof and this Section 6.5(d) were not in the Agreement.

                  (e) To the extent an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Code Section 732(d), Code Section 734(b) or Code Section 743(b), the Capital Accounts of the Partners shall be adjusted pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations.

VI.6.    Curative Allocations.

         The allocations set forth in Sections 6.5 and 6.7 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 6.6. Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Section 6.4.

VI.7.    Loss Limitation.

         The Losses allocated to a Limited Partner pursuant to Section 6.4(b) hereof shall not exceed the maximum amount of Losses that can be so allocated without causing a Limited Partner to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. All Losses in excess of the limitations set forth in this Section 6.7 shall be allocated to the General Partner.

VI.8.    Tax Allocations; Code Section 704(c).

         In accordance with Code Section 704(c) and the Treasury Regulations promulgated thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to clause (v) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations promulgated thereunder. Any elections or other decisions related to allocations pursuant to this Section 6.8 will be made in any manner that the General Partner determines in its sole discretion (including any manner that may benefit the General Partner and its Affiliates).

VI.9.    Company Distribution Requirements.

         The Managing General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the Company to pay shareholder dividends that will allow the Company to (a) meet its distribution requirement for qualification as a real estate investment trust as set forth in
Section 857(a)(1) of the Code and (b) avoid any federal income or excise tax liability imposed by the Code.

VI.10.   No Right to Distributions in Kind.

         The Managing General Partner may distribute property, other than cash to the Partners in any manner determined by the General Partner. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

VI.11.   Limitations on Return of Capital Contributions.

         Notwithstanding any of the provisions of this Article VI, no Partner shall have the right to receive and the Managing General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership's assets.

                                   ARTICLE VII

                                   MANAGEMENT

VII.1.   Management and Control of Partnership.

         Except as otherwise expressly provided or limited by the provisions of this Agreement (including, without limitation, the provisions of Article VIII), the Managing General Partner shall have full, exclusive and complete discretion to manage and control the business and affairs of the Partnership, to make all decisions affecting the business and affairs of the Partnership and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Partnership as set forth herein. The Managing General Partner shall use reasonable efforts to carry out the purposes of the Partnership and shall devote to the management of the business and affairs of the Partnership such time as the Managing General Partner, in its reasonable discretion, shall deem to be reasonably required for the operation thereof. The Limited Partners shall have no authority, right or power to bind the Partnership, or to manage or control, or to participate in the management or control of, the business and affairs of the Partnership in any manner whatsoever.

VII.2.   Powers of Managing General Partner.

         Subject to the limitation of Section 7.3, which vests certain approval rights in the Limited Partners, and to the limitations and restrictions set forth in Article VIII, the Managing General Partner (acting on behalf of the Partnership) shall have the right, power and authority, in the management of the business and affairs of the Partnership, to do or cause to be done any and all acts, at the expense of the Partnership, deemed by the Managing General Partner to be necessary or appropriate to effectuate the business, purposes and objectives of the Partnership. The power and authority of the Managing General Partner pursuant to this Agreement shall be liberally construed to encompass all acts and activities in which a partnership may engage under the Delaware RULPA. The power and authority of the Managing General Partner shall include, without limitation, the power and authority on behalf of the Partnership:

         (a) To acquire, own, lease, sublease, manage, hold, deal in, control or dispose of any interests or rights in personal property or real property, including interests in any Partnership Property, whether realty or personalty, including, without limitation, the powers to sell, exchange, lease, sublease, mortgage, pledge, convey in trust, enter into joint ventures or partnerships respecting or otherwise hypothecate or dispose of all or any portion of any Partnership Property or any other Partnership Asset or any interest therein; provided, however, that the use of any Restricted Restaurant Property and any sale or other disposition of any Restricted Restaurant Property shall be subject to the restrictions and limitations set forth in Sections 8.3 and 8.4;

         (b) Subject to the restrictions and limitations set forth in Section
8.3 but without limiting the generality of Section 7.2(a), to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action on behalf of the Partnership with respect to any Primary Lease (including, without limitation, to exercise any right of the Partnership under any Primary Lease to acquire title to a Partnership Property pursuant to a right of first refusal) or any lease or sublease of a Partnership Property whether to a BKC Franchisee or otherwise, or any provision thereof;

         (c) Subject to the restrictions and limitations set forth in Sections
8.3 and 8.4, to create, by grant or otherwise, easements, servitudes, rights-of-way, and other rights in and to any Partnership Property;

         (d) To alter, improve, expand, repair, raze, replace or reconstruct a Partnership Property; provided, however, that any improvement, expansion, replacement, or reconstruction of a Partnership Property pursuant to the Successor Policy (as further described in Section 8.6) shall be subject to the terms and conditions of Section 8.6;

         (e) Subject to the restrictions and limitations set forth in Sections
8.3 and 8.4, to let or lease, or sublet or sublease, any Partnership Property for any period, and for any purpose;

         (f) To apply proceeds of any sale, exchange, mortgage, pledge or other disposition of any Partnership Property or any other Partnership Asset to payment of liabilities of the Partnership and to pay, collect, compromise, arbitrate or otherwise adjust any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities, known or unknown;

         (g) To maintain or cause to be maintained records of all rights and interests acquired or disposed of by the Partnership, all correspondence relating to the business of the Partnership, and the original records (or copies on such media as the Managing General Partner may deem appropriate) of all statements, bills and other instruments furnished the Partnership in connection with its business;

         (h) To maintain records and accounts of all operations and expenditures, make all filings and reports required under applicable rules and regulations of any governmental department, bureau or agency, any securities exchange and any automated quotation system of a registered securities association, and furnish the Partners with all necessary United States federal, state or local income tax reporting information or such information with respect to any other jurisdiction;

         (i) To purchase and maintain (either directly or through participation under insurance contracts purchased and maintained by any Affiliate), in its sole and absolute discretion and at the expense of the Partnership, liability, indemnity and any other insurance (including, without limitation, errors and omissions insurance and insurance to cover the obligations of the Partnership under Section 7.10), sufficient to protect the Partnership, the General Partners, their officers, directors, employers, agents and Affiliates or any other Person from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Partnership;

         (j) To make, execute, assign, acknowledge and file on behalf of the Partnership any and all documents or instruments of any kind which the Managing General Partner may deem necessary or appropriate in carrying out the purposes and business of the Partnership, including, without limitation, powers of attorney, agreements of indemnification, sales contracts, deeds, options, loan obligations, mortgages, deeds of trust, notes, documents or instruments of any kind or character, and amendments thereto. Any person, firm or corporation dealing with the Managing General Partner shall not be required to determine or inquire into the authority or power of the Managing General Partner to bind the Partnership or to execute, acknowledge or deliver any and all documents in connection therewith;

         (k) To borrow money or to obtain credit in such amounts, on such terms and conditions and at such rates of interest and upon such other terms and conditions as the Managing General Partner deems appropriate, from banks, other lending institutions or any other Person, including the Partners, for any purpose of the Partnership, including, without limitation, any loan incurred for the purpose of making one or more distributions to any or all Partners, including any distributions which are, in whole or in part, a return of Capital Contributions; and subject to the restrictions and limitations set forth in
Section 8.4, in connection with such loans to mortgage, pledge, assign or otherwise encumber or alienate any or all of the Partnership Properties or other Partnership Assets, including any income therefrom, to secure or provide for the repayment thereof. As between any lender and the Partnership, it shall be conclusively presumed that the proceeds of such loans are to be and will be used for the purposes authorized herein and that the Managing General Partner has the full power and authority to borrow such money and to obtain such credit;

         (l) To originate loans or otherwise provide financing, whether through guarantees, letters of credit or otherwise, secured by liens on real estate to borrowers who meet the Partnership's underwriting criteria, which shall be established by the Managing General Partner;

         (m) To assume obligations, enter into contracts, including contracts of guaranty or suretyship, incur liabilities, lend money and otherwise use the credit of the Partnership, and, subject to the restrictions and limitations set forth in Sections 8.3 and 8.4, to secure any of the obligations, contracts or liabilities of the Partnership by mortgage, pledge or other encumbrance of all or any part of the property, franchises and income of the Partnership;

         (n) To invest funds of the Partnership in interest-bearing accounts and short-term investments, including, without limitation, obligations of the federal, state and local governments and their agencies, mutual funds (including money market funds), time deposits, commercial paper and certificates of deposit of commercial banks, savings banks or savings and loan associations; provided that the Managing General Partner shall not invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting or trading in securities or otherwise will be deemed to be an investment company under the Investment Company Act of 1940, as amended;

         (o) To make any election on behalf of the Partnership as is or may be permitted under the Code or under the taxing statute or rule of any state, local, foreign or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Partnership may be required to file;

         (p) To maintain the buildings, appurtenances and grounds of the Partnership Properties in accordance with acceptable standards, including within such maintenance, without limitation thereof, interior and exterior cleaning, painting and decorating, plumbing, carpentry and such other normal maintenance and repair work as may be appropriate;

         (q) To collect all rents and other charges from lessees of the Partnership Properties due the Partnership. The Managing General Partner shall have full power and authority to request, demand, collect, receive and receipt for all such rents and other charges, to institute legal proceedings in the name of the Partnership for the collection thereof and for the dispossession of any Person from a Partnership Property, to settle or compromise all such legal proceedings and any other disputes with respect to such rents and other charges and to incur such expenses in connection therewith as the Managing General Partner shall determine to be necessary or appropriate, which expenses may include the costs of counsel for any such matter;

         (r) To cause to be disbursed (i) the aggregate amount required to be paid pursuant to any indebtedness of the Partnership, including therein amounts due under any mortgages or deeds of trust for interest, amortization of principal and for allocation to reserve or escrow funds; (ii) the amount of rent payable by the terms of any Primary Lease; (iii) the amount of all real estate taxes and other impositions levied by appropriate authorities (including, without limitation, amounts required to be paid by any BKC Franchisee pursuant to any lease with respect to a Restricted Restaurant Property); and (iv) amounts otherwise due and payable as expenses of the Partnership incurred in furtherance of the purposes of this Agreement (including, without limitation, amounts payable to the General Partners);

         (s) To employ and engage suitable agents, employees, advisers, consultants and counsel (including any custodian, investment adviser, accountant, attorney, corporate fiduciary, bank or other reputable financial institution, or any other agents, employees or Persons who may serve in such capacity for the Managing General Partner or any Affiliate of the Managing General Partner) to carry out any activities which the Managing General Partner is authorized or required to carry out or conduct under this Agreement, including, without limitation, a Person who may be engaged to undertake some or all of the general management, property management, financial accounting and record keeping or other duties of the Managing General Partner, to indemnify such Persons against liabilities incurred by them in acting in such capacities on behalf of the Partnership and to rely on the advice given by such Persons, it being agreed and understood that the Managing General Partner shall not be responsible for any acts or omissions of any such Persons and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof;

         (t) To enter into an agreement or agreements with real estate brokers or agents, investment banking firms, appraisers or others providing for the engagement of such Persons on an exclusive or non-exclusive basis to advise or represent the Partnership in the valuation, sale, transfer, assignment, lease, sublease, mortgaging or other encumbering of, or other dealings in, the Partnership Properties, it being understood that the Managing General Partner shall not be responsible for any acts or omissions of any such Person and shall assume no obligations in connection therewith other than the obligation to use due care in the selection thereof; provided, however, that no commission in connection with any sale or other disposition of a Partnership Property shall exceed six percent (6%) of the gross proceeds from such sale or disposition, and that no commission in connection with any such sale or other disposition shall be payable to a General Partner or any of its Affiliates;

         (u) To consult with the Independent Consultant pursuant to the provisions of Section 8.10 with respect to any matter related to the business and affairs of the Partnership;

         (v) To take such actions and make such decisions as may be necessary or appropriate, in the reasonable judgment of the Managing General Partner, to resolve or avoid any actual or potential conflict of interest between the Partnership and any General Partners or any Affiliates thereof, including, without limitation, subject to Section 8.8, to cause the Partnership to accept from BKC or a third party, in exchange or substitution for one or more Restricted Restaurant Properties, one or more other properties on which a BK Restaurant leased to a BKC Franchisee is located; provided, however, that, so long as Section 1031 of the Code or any similar provision shall remain in effect, any such substitution or exchange must qualify as an exchange of property of a like-kind in which no gain or loss is recognized to the Partnership except to the extent of any cash received in connection therewith;

         (w) To hold Partnership Properties or other Partnership Assets in the name of one or more nominees, with or without disclosure of the fiduciary relationship;

         (x) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

         (y) To qualify the Partnership to do business in any state, territory, dependency or foreign country;

         (z) To purchase any Partnership Property subject to a Primary Lease whether pursuant to a first right of refusal under such Primary Lease or otherwise;

         (aa) To enter into a property management agreement with BKC pursuant to which BKC agrees on behalf of the Managing General Partner, at no additional expense to the Partnership, to exercise certain day-to-day management responsibilities with respect to the Partnership Properties and to perform related administrative services upon the terms and conditions set forth therein, to extend, renew, terminate, modify, amend or waive such agreement or any provision thereof and to take such action pursuant to or in connection with such agreement as the Managing General Partner shall determine appropriate; provided, however, that the Managing General Partner shall have no obligation to enter into any such agreement;

         (bb) To distribute money or Partnership Assets to Partners and Assignees in accordance with Article VI, regardless of the source of such money or Partnership Assets, including, without limitation, money borrowed by the Partnership or by the Managing General Partner on behalf of the Partnership;

         (cc) To acquire fee simple title or a leasehold interest in any Partnership Property and Ancillary Property related thereto and to provide for the purchase price for such property from funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction, whether at the time of acquisition or thereafter to pay principal, interest or other amounts payable in respect of any financing related to such acquisition;

         (dd) To lease, sell or otherwise transfer Ancillary Property to any tenant of a Partnership Property, to provide financing, whether through loans, guarantees or otherwise, for any tenant of a Partnership Property and to provide the funds for such transactions from funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction, whether at the time of such transaction or thereafter to pay principal, interest or other amounts payable in respect of any financing undertaken for such purpose;

         (ee) To mortgage, lien or otherwise encumber or restrict any Restricted Restaurant Property and use the proceeds thereof in respect of Other Restaurant Properties, Retail Properties or for any other Partnership purpose; and to mortgage, lien or otherwise encumber or restrict any Other Restaurant Property or Retail Property and use the proceeds thereof in respect of Restricted Restaurant Properties or for any other Partnership purpose;

         (ff) To operate or franchise any Partnership Property, whether directly or through any Affiliates or other Persons;

         (gg) To reinvest or otherwise use funds otherwise constituting Cash Flow or the Net Proceeds of a Capital Transaction in or for Partnership Properties, Ancillary Property or other Partnership Assets or for any other Partnership purpose;

         (hh) To form or acquire an interest in, and to contribute any property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any subsidiary and other Person in which it has an equity investment from time to time); provided, however, that, as long as any Partner has determined to continue to qualify as a real estate investment trust under the Code, the General Partners may not engage in any such formation, acquisition or contribution that would cause such Partner to fail to qualify as a real estate investment trust under the Code or fail to qualify as a "qualified Company subsidiary" within the meaning of Section 856(i)(2) of the Code;

         (ii) To possess and exercise any additional rights and powers of a general partner under the partnership laws of Delaware (including, without limitation, the Delaware RULPA) and any other applicable laws, to the extent not inconsistent with this Agreement; and

         (jj) In general, to exercise in full all of the powers of the Partnership as set forth in Section 3.2 and to do any and all acts and conduct all proceedings and execute all rights and privileges, contracts and agreements of any kind whatsoever, although not specifically mentioned in this Agreement, that the Managing General Partner in its sole and absolute discretion may deem necessary or appropriate to the conduct of the business and affairs of the Partnership or to carry out the purposes of the Partnership. The expression of any power or authority of the Managing General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

VII.3.   Restrictions on Authority of Managing General Partner.

         (a) Anything in this Agreement to the contrary notwithstanding, the Managing General Partner shall have no authority to:

                  (i) pay for any services performed by a General Partner or an Affiliate of a General Partner, except as otherwise expressly permitted in this Agreement; or

                  (ii) take any action on any matter with respect to which the prior approval of the Limited Partners is specifically required under this Agreement without having received such prior approval.

         (b) Notwithstanding any other provision of this Agreement, the Managing General Partner shall not, unless approved by a Majority Vote of the Limited
Partners:

                  (i) except upon dissolution and liquidation of the Partnership pursuant to Article XIV, cause the Partnership to sell, exchange, assign, lease, sublease or otherwise dispose of all or substantially all of the Partnership Assets (including by way of merger, consolidation or other combination with any other Person) other than in ordinary course of business of the Partnership; provided, however, that this provision shall not be interpreted to preclude or limit the mortgage, pledge, hypothecation or grant of a security interest in all or substantially all of the Partnership Assets, and shall not apply to any forced sale of any or all of the Partnership Assets pursuant to the foreclosure of, or other realization upon, any such encumbrance; or

                  (ii) cause the Partnership to merge or consolidate with any other partnership or other entity (other than a Limited Partner).

VII.4.   Title to Partnership Assets.

         Title to Partnership Assets, whether real, personal or mixed, or tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, of the Managing General Partner or of one or more nominees, as the Managing General Partner may determine. The Managing General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the Managing General Partner shall be held in trust by the Managing General Partner for the use and benefit of the Partnership in accordance with the terms or provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership on its books and records, irrespective of the name in which legal title to such Partnership Assets is held.

VII.5.   Working Capital Reserve.

         The Managing General Partner shall have the right to cause the Partnership to set up a Working Capital Reserve and to set aside therein such funds as the Managing General Partner, in its sole and absolute discretion, shall determine to be reasonable in connection with the operation of the business of the Partnership. Any funds set aside for such Working Capital Reserve may be invested by the Managing General Partner with a view to the appropriate degree of safety of and return on such invested funds, and such funds shall not be available for current distribution under Section 6.5; provided, however, that some or all of such funds may subsequently be made available for distribution pursuant to Section 6.5 should the Managing General Partner, in its sole and absolute discretion, so elect. The Working Capital Reserve established and maintained pursuant to this Section 7.5 shall be in addition to any reserves established and maintained by the Managing General Partner to implement the Successor Policy pursuant to Section 8.6.

VII.6.   Other Business Activities of Partners.

         Subject to Section 7.8 hereof and any agreements entered into by the Managing General Partner or its Affiliates with the Partnership or a Subsidiary Partnership, any officer, director, employee, agent, trustee, Affiliate or stockholder of the Managing General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the Managing General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

VII.7.   Transactions with Managing General Partner or Affiliates.

         In addition to transactions specifically contemplated by the terms and provisions of this Agreement, including, without limitation, Articles VIII and IX, the Partnership is expressly permitted to enter into other transactions (including, without limitation, the acquisition of goods or services) with any Affiliates of the Managing General Partner, provided that the price and other terms of such other transactions are fair to the Partnership and that the price and other terms of such transactions are not less favorable to the Partnership than those generally prevailing with respect to comparable transactions between unrelated parties.

VII.8.   General Partner Participation.

         The Managing General Partner agrees that all business activities of the Managing General Partner, including activities pertaining to the acquisition, development or ownership of restaurant properties or other property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the Company is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the Company and the Partnership by a majority of the Independent Directors.


VII.9.   Net Worth Representation; Independent Judgment.

         In addition to their other duties and obligations, the General Partners further agree as follows:

         (a) The General Partners shall use their best efforts to maintain a combined net worth equal to the total amount, if any, that could reasonably be expected to be required in order for the Partnership to be treated as a partnership for federal income tax purposes; and

         (b) In acting on behalf of the Partnership, the Managing General Partner will not act under the direction of or as an agent of or "dummy" for the Limited Partners.

VII.10.  Liability of General Partners to Partnership and the Limited Partners.

         The General Partners, their Affiliates and all officers, directors, employees and agents of the General Partners and their Affiliates shall not be liable to the Partnership or to the Limited Partners for any losses sustained or liabilities incurred as a result of any act or omission of the General Partners or their Affiliates if (a) the General Partner or Affiliate acted (or failed to act) in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership, and (b) the conduct of the General Partner or Affiliate did not constitute actual fraud, gross negligence or willful or wanton misconduct.

VII.11.  Indemnification of General Partners and Affiliates.

         (a) The Partnership shall indemnify and hold harmless the General Partners, their Affiliates and all officers, directors, employees and agents of the General Partners and their Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Initial Public Offering, the Second Public Offering or the Third Public Offering or the business of the Partnership or the Limited Partners, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate or an officer, director, employee or agent of a General Partner or of an Affiliate at the time any such liability or expense is paid or incurred, if
(i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

         (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 7.11 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such Person is entitled to be indemnified as authorized in this Section 7.11.

         (c) The indemnification provided by this Section 7.11 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, with the approval of the Limited Partners, as a matter of law or equity or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate or as an officer, director, employee or agent of a General Partner or an Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain insurance (either directly or through participation under insurance contracts purchased and maintained by any Affiliate) on behalf of the General Partners and such other Persons as the Managing General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Initial Public Offering, the Second Public Offering or the Third Public Offering and the activities of the Partnership or the Limited Partners, regardless of whether the Partnership or the Limited Partners would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership and the Limited Partners. The limited partners or stockholders of the Limited Partners shall not be subject to personal liability by reason of these indemnification provisions; provided, however, that to the extent that a limited partner of the Limited Partners shall recover from any Indemnitee any amount that is subject to indemnification hereunder, the limited partner or stockholders of the Limited Partners shall have personal liability to the Partnership, the Limited Partners and the Indemnitee under this Section 7.11 for and to the extent of such amount.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.11 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (g) The provisions of this Section 7.11 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

VII.12.  No Management by Limited Partners.

         The Limited Partners shall not take part in the day-to-day management, operation or control of the business and affairs of the Partnership. The Limited Partners shall not have any right, power or authority to transact any business in the name of the Partnership or to act for or on behalf of or to bind the Partnership. The Limited Partners shall have no rights other than those specifically provided herein or granted by law where consistent with a valid provision hereof. In the event any laws, rules or regulations applicable to the Partnership, or to the sale or issuance of securities by a Limited Partner, require the Limited Partners to have certain rights, options, privileges or consents not granted by the terms of this Agreement, then the Limited Partner shall have and enjoy such rights, options, privileges and consents so long as (but only so long as) the existence thereof does not result in a loss of the limitation on liability enjoyed by the Limited Partners under the Delaware RULPA or the applicable laws of any other jurisdiction.

VII.13.  Other Matters Concerning General Partners.

         (a) The General Partners may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

         (b) The General Partners may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them and any opinion of any such Person as to matters that the General Partners reasonably believe to be within its professional or expert competence (including, without limitation, any opinion of legal counsel to the effect that the Partnership would "more likely than not" prevail with respect to any matter) shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by a General Partner hereunder in good faith and in accordance with such opinion.

         (c) The General Partners shall have the right, in respect of any of their powers or obligations hereunder, to act through a duly appointed attorney or attorneys-in-fact. Each such attorney or attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder. Each such appointment shall be evidenced by a duly executed power of attorney giving and granting to each such attorney or attorney-in-fact full power and authority to do and perform all and every act and thing requisite and necessary to be done by the General Partner in connection with the Partnership.

         (d) Notwithstanding any other provision of this Agreement or the Delaware RULPA, any action of the General Partners on behalf of the Partnership or any decision of the General Partners to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of any REIT Partner to continue to qualify as a real estate investment trust under the Code, (ii) to avoid any REIT Partner incurring any taxes under the Section 857 or 4981 of the Code or (iii) for any REIT Partner to continue to qualify as a "qualified Company subsidiary" (within the meaning of Section 856(i)(2)) of the Code), is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

VII.14.  Other Limitations.

         The following additional limitations shall apply to the operation and management of the Partnership:

         (a) No General Partner shall receive for its account any kickbacks or rebates with respect to expenditures made by or on behalf of the Partnership, nor shall any General Partner enter into any reciprocal arrangement that has the effect of circumventing this Section 7.15(a) or Section 9.1;

         (b) The Partnership shall not grant any General Partner an exclusive right, as agent, to sell any Partnership Property or other Partnership Asset; and

         (c) No commission or other fee shall be payable to a General Partner, directly or indirectly, in connection with the distribution or reinvestment of any Net Proceeds of a Capital Transaction, except as provided in Section 9.3.

VII.15.  Miscellaneous.

         In the event the Company redeems any shares of Common Stock or securities convertible into or redeemable or exchangeable for shares of Common Stock, then the Managing General Partner shall cause the Partnership to purchase from the Managing General Partner and any REIT Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the Company redeemed such securities. Moreover, if the Company makes a cash tender offer or other offer to acquire shares of Common Stock or securities convertible into or redeemable or exchangeable for shares of Common Stock, then the Managing General Partner shall cause the Partnership to make a corresponding offer to the Managing General Partner and any REIT Partner to acquire an equal number of Partnership Units held by the Managing General Partner and any REIT Partner. In the event any shares of Common Stock or securities convertible into or redeemable or exchangeable for shares of Common Stock are redeemed by the Company pursuant to such offer, the Partnership shall redeem an equivalent number of the Managing General Partner's and any REIT Partner's Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

                                  ARTICLE VIII

                     ACQUISITION, OPERATION, AND DISPOSITION
                       OF RESTRICTED RESTAURANT PROPERTIES

VIII.1.  General.

         (a) The Partners hereby expressly agree that, in addition to any other provisions of this Agreement, the acquisition, ownership, operation and disposition of the Partnership Properties by the Partnership shall be in accordance with, and shall be subject to, the provisions, restrictions and limitations set forth in this Article VIII; provided that, except for Section 8.13, this Article VIII shall not apply to any of the Other Restaurant Properties or the Retail Properties. The Partners further expressly agree that any action taken by a General Partner or Affiliate thereof in accordance with, or pursuant to, the provisions of this Article VIII conclusively shall be deemed to be fair to and in the best interests of the Partnership, the Limited Partners and the General Partners, and the fact that an action of a General Partner or an Affiliate is undertaken in accordance with, or pursuant to, this Article VIII shall be a complete and absolute defense to any claim or action asserting the invalidity of such action or any claim or action for damages or other relief based upon an assertion that such action resulted in a breach by a General Partner or an Affiliate of this Agreement or any duty, fiduciary or otherwise, owed by the General Partners and their affiliates to the Partnership or the Limited Partners.

         (b) The Partners expressly acknowledge and agree that the provisions, restrictions and limitations set forth in this Article VIII are reasonable in all respects, are pursuant to and consistent with the purposes of the Partnership, are necessary to induce BKC to enter into the Real Estate Purchase Agreement and to otherwise deal with Restricted Restaurant Properties, and are necessary to protect the business and interests of BKC and the Partnership. In the event that the Partnership shall breach or violate or fail to perform any of its obligations set forth in this Article VIII, then, at the option of BKC, BKC shall be entitled to proceed to enforce the obligations of the Partnership hereunder by any action at law, suit in equity, or other appropriate proceeding, whether for damages, for special performance of an obligation contained herein or for an injunction or other equitable remedy against any violation of the provisions hereof. The Partnership hereby agrees to indemnify and hold harmless BKC from and against any assessment, payment, damage, expense, loss, cost, liability or deficiency (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements) incurred by BKC in enforcing or sustaining the provisions hereof or resulting from or in connection with any such breach, violation, or failure.

VIII.2. Contribution to Partnership; Acquisition of Restricted Restaurant Properties.

         The Managing General Partner has previously caused the Partnership to acquire certain Restricted Restaurant Properties from BKC in accordance with and subject to the terms and conditions set forth in the Real Estate Purchase Agreement, including the exhibits thereto, and caused the Partnership to pay to BKC the purchase price for such Restricted Restaurant Properties specified in the Real Estate Purchase Agreement.

VIII.3.  Use and Other Restrictions.

         (a) Except as otherwise expressly provided in this Section 8.3, the Partnership shall not, without the prior written consent of BKC, in its sole and absolute discretion, use any Restricted Restaurant Property or permit any Restricted Restaurant Property to be used for any purpose other than the operation thereon of a BK Restaurant and other uses related thereto.

         (b) (i) In furtherance of the provisions of Section 8.3(a), in the event that BKC renews or extends a BKC Franchise Agreement with respect to a Restricted Restaurant Property at any time at or prior to the expiration of such BKC Franchise Agreement, then, regardless of the duration of such renewal or extension the Partnership promptly shall, without additional charge, renew or extend the lease of the Restricted Restaurant Property to such BKC Franchisee for a period coterminous with the period of such renewal or extension and for and upon substantially the same rental and other terms and conditions as and upon which BKC is then renewing or extending leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC, or in the event BKC at such time is no longer renewing or extending leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC, then upon substantially the same rental and other terms and conditions as and upon which BKC most recently was renewing or extending such leases with BKC Franchisees (except that, for purposes of determining the guaranteed minimum rental thereunder, the lessor's "investment" in Restricted Restaurant Properties held as of the Effective Date shall be deemed to be equal to the sum of the investment of BKC with respect to such Restricted Restaurant Property prior to the date of its acquisition by the Partnership plus any investment by the Partnership with respect to such Restricted Restaurant Property after such date (and in no event shall such "investment" include the purchase price paid by the Partnership to BKC for such Restricted Restaurant Property pursuant to the Real Estate Purchase Agreement)); provided that the rental for such lease may be greater than the rental upon which BKC is then (or, if applicable, was) so renewing or extending such leases. Notwithstanding anything to the contrary contained herein, any extension or renewal of a lease of a Restricted Restaurant Property pursuant to the Successor Policy shall be in accordance with the Successor Policy as then in effect and Section 8.6 (including, without limitation, the provisions of Section 8.6(b) relating to determination of the annual minimum rental under a lease extended or renewed in accordance with the Successor Policy). Without limiting the foregoing, the Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to consent to a renewal or extension of a lease of a Restricted Restaurant Property for a rental less favorable to the Partnership than the rental upon which BKC is then renewing or extending leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC (or, if applicable, the rental upon which BKC most recently was renewing or extending such leases with BKC Franchisees) if BKC agrees to treat the excess of the rental at which BKC is then renewing or extending such leases (or, if applicable, the rental at which BKC most recently was renewing or extending such leases) over the rental payable to the Partnership in connection with such renewal or extension as "rent relief" subject to the provisions of Section 8.5.

                  (ii) In the event that (A) either (1) a BKC Franchise Agreement authorizing the operation of a BK Restaurant on a Restricted Restaurant Property is terminated automatically, is terminated by BKC or is terminated by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof, or (2) a BKC Franchise Agreement expires according to the terms thereof and is not renewed or extended by BKC at or prior to the expiration of such BKC Franchise Agreement, and (B) during the six (6) month period commencing on the date of such termination or expiration either (1) BKC and a Person that meets BKC's then existing franchisee financial capability requirements enter into a BKC Franchise Agreement authorizing such Person to operate a BK Restaurant on the Restaurant Property, and BKC notifies the Partnership thereof, or (2) BKC notifies the Partnership that BKC desires to operate a BK Restaurant on the Restaurant Property, then the Partnership promptly shall terminate any lease of the Restaurant Property with the terminated BKC Franchisee (if such lease then has not terminated or expired) and enter into a new lease of the Restaurant Property with the new BKC Franchisee or with BKC, as the case may be. The rental, duration and other terms and conditions of any such new lease shall be substantially the same as the rental, duration and other terms and conditions as and upon which BKC is then entering into new leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC, or in the event BKC at such time is no longer entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, then substantially the same rental duration and other terms and conditions as and upon which BKC most recently was entering such leases with BKC Franchisees (except that, for purposes of determining the guaranteed annual minimum rental thereunder, the lessor's "investment" in Restricted Restaurant Properties held as of the Effective Date shall be deemed to be equal to the sum of the investment of BKC with respect to such Restaurant Property prior to the date of its acquisition by the Partnership plus any investment of the Partnership with respect to such Restaurant Property after such date (and in no event shall such "investment" include the purchase price paid by the Partnership to BKC for such Restricted Restaurant Property pursuant to the Real Estate Purchase Agreement)). Without limiting the foregoing, the Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to enter into a new lease of a Restricted Restaurant Property for a rental less favorable to the Partnership than the rental upon which BKC is then entering into leases with BKC Franchisees for properties owned or leased (as the case may be) by BKC (or, if applicable, the rental upon which BKC most recently was entering into such leases with BKC Franchisees) if BKC agrees to treat the excess of the rental at which BKC is then entering into such leases (or, if applicable, the rental at which BKC most recently was entering into such leases) over the rental payable to the Partnership in connection with such new lease as "rent relief" subject to the provisions of
         Section 8.5. During the period (the "Determination Period") that BKC is considering whether to enter into a new BKC Franchise Agreement with respect to the Restricted Restaurant Property or operate itself a BK Restaurant on the Restricted Restaurant Property (but in no event after the expiration of the six (6) month period described in clause (B) above), BKC shall pay to the Partnership an amount equal to the excess of the guaranteed amount rental payable to the Partnership under the terminated BKC Franchisee's lease for the Determination Period (computed without regard to any termination or expiration of such lease) over the amount of rent, if any, actually collected by the Partnership thereunder for the Determination Period. The Partnership shall, at the expense of BKC, take all such actions as BKC reasonably may request to enforce the provisions of the terminated BKC Franchisee's lease applicable during the Determination Period. If BKC does not, prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restricted Restaurant Property or elect to operate itself a BK Restaurant on the Restricted Restaurant Property, then subject to Section 8.9 hereof, the Partnership shall be free to take such actions with respect to the terminated BKC Franchisee's lease as the Partnership may deem appropriate. Notwithstanding anything to the contrary contained herein, BKC shall have the right at any time, upon written notice to the Partnership, to terminate the Determination Period with respect to any Restricted Restaurant Property, in which event all rights and obligations of BKC in connection with such terminated Determination Period shall terminate, effective as of the date on which the Partnership receives such notice and as of the payment by BKC of all amounts payable hereunder with respect to the Determination Period.

                  (iii) In the event that BKC approves the assignment by a BKC Franchisee of a BKC Franchise Agreement with respect to a Restricted Restaurant Property to another person or entity that meets BKC's then existing franchisee financial capability requirements or to BKC, then, subject to the assumption by such new BKC Franchisee or BKC, as the case may be, of all of the former BKC Franchisee's obligations and liabilities thereafter accruing under the former BKC Franchisee's lease of the Restricted Restaurant Property, the Partnership promptly shall, without additional charge, approve and permit the assignment of such lease with respect to such Restricted Restaurant Property to the new BKC Franchisee or to BKC, as the case may be. Upon such assignment and assumption, the former BKC Franchisee, at the request of BKC, shall be released from all obligations and liabilities thereafter accruing under such lease; provided, however, that a release in connection with an assignment or assumption shall be required pursuant hereto only if BKC, as a matter of policy, is then granting such releases in connection with the assignment or assumption of leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC. In addition to the foregoing, in the event that BKC consents to the assignment by a BKC Franchisee of a Franchise Agreement with respect to a Restricted Restaurant Property to a corporation in which such BKC Franchisee has a financial interest, then, upon the request of such BKC Franchisee, the Partnership shall approve the assignment of the BKC Franchisee's lease of such Restricted Restaurant Property to such corporation upon the condition that such BKC Franchisee shall remain fully responsible for all liabilities and obligations accruing under such lease subsequent to such assignment.

                  (iv) The Partnership shall give BKC prompt written notice of the occurrence of any default by a BKC Franchisee under any lease of a Restricted Restaurant Property. BKC shall have the right (but not the obligation), within the longer of thirty (30) days after the receipt by BKC of such written notice of such default or any applicable grace period provided to the lessee under such lease, to cure any default by the lessee under such lease, and the Partnership shall not terminate such lease unless such default is not cured within such applicable period. The Partnership also shall give BKC prompt written notice of the occurrence of any event which results automatically in the termination of any such lease. BKC shall have the right (but not the obligation), within thirty (30) days after receipt of such notice, to assume all obligations and liabilities of the lessee under such lease accruing from the date of such automatic termination. If BKC exercises such right, then, as between BKC and the Partnership, such termination shall be of no force or effect and shall be deemed not to have occurred.

                  (v) In furtherance of the provisions of Section 8.3(a), in the event the Partnership acquires any Restricted Restaurant Property after the Effective Date, the rental, duration and other terms and conditions in the lease for the BKC Franchisee for such property shall be substantially the same as the rental, duration and other terms and conditions as and upon which BKC is then entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, or in the event BKC at such time is no longer entering into new leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC, then upon substantially the same rental, duration and other terms and conditions as upon which BKC most recently was entering into such leases with BKC Franchisees. Notwithstanding the foregoing, the rental for such leases may be greater than that which BKC is then setting (or, if appropriate, was setting) for BKC Franchisees.

         (c) Notwithstanding anything to the contrary contained in any lease of a Restricted Restaurant Property to which a BKC Franchisee is a party, (i) BKC shall have the right at any time, without obtaining the consent of the Partnership, to assume the obligations and liabilities of the lessee thereafter accruing under such lease, and thereupon, at the request of BKC, such lessee shall be released from all obligations and liabilities thereafter accruing thereunder; provided, however, that a release in connection with such an assumption shall be required pursuant to this Section 8.3 only if BKC, as a matter of policy, is then granting such releases in connection with the assumption by BKC of leases with BKC Franchisees for properties owned or leased, as the case may be, by BKC; and (ii) at any time after any such assumption by BKC, BKC shall have the right, without obtaining the consent of the Partnership, to assign such lease to a Person that meets BKC's then existing franchisee financial capability requirements, and upon such assignment and the assumption by such Person of all obligations and liabilities of BKC thereafter accruing under such lease, BKC shall be released from all obligations and liabilities thereafter accruing thereunder.

         (d) (i) In the event that BKC notifies the Partnership that BKC has extended or renewed a BKC Franchise Agreement with respect to a Restricted Restaurant Property that is subject to a Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, or
(ii) in the event that BKC notifies the Partnership that either (A) BKC has entered into a new BKC Franchise Agreement with a Person that meets BKC's then existing financial capabilities requirements authorizing such Person to operate a BK Restaurant on a Restricted Restaurant Property that is subject to Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, or (B) BKC has decided to operate a BK Restaurant on a Restricted Restaurant Property that is subject to a Primary Lease for a term coterminous with one or more permitted renewal terms available under such Primary Lease, then in any such event, in addition to any other requirements of this Section 8.3, the Partnership promptly shall renew the applicable Primary Lease for a term no shorter than the term of the extended, renewed or new BKC Franchise Agreement, as the case may be, or in the case of BKC's election to operate a BK Restaurant at such Restricted Restaurant Property, for a term no shorter than the term of BKC's lease with the Partnership with respect to such Restricted Restaurant Property.

         (e) Unless otherwise expressly waived by BKC in writing, the restrictions and other provisions of this Section 8.3 shall remain in effect and shall be enforceable with respect to each Restricted Restaurant Property by BKC during the period commencing on the date of the Amended Agreement and ending on the earliest of (i) a transfer by the Partnership of all of its right, title and interest in and to all of such Restricted Restaurant Property pursuant to
Section 8.4(f) following the failure of BKC to elect to acquire all of the Restricted Restaurant Property pursuant to an offer thereof to BKC under Section 8.4(d) or the failure of BKC to close the acquisition thereof on the date required by Section 8.4(e); (ii) a BKC Franchise Agreement is terminated by BKC or by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof and BKC does not, prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restricted Restaurant Property or elect to operate itself a BK Restaurant on the Restricted Restaurant Property; or (iii) a BKC Franchise Agreement with respect to a Restricted Restaurant Property expires according to the terms thereof and BKC does not either (A) renew or extend the same at or prior to the expiration thereof or (B) prior to the end of the Determination Period, enter into a new BKC Franchise Agreement with respect to the Restricted Restaurant Property or elect to operate itself a BK Restaurant on the Restricted Restaurant Property; provided, however, if the duration of such period would render the restrictions or other provisions of this Section 8.3 invalid or unenforceable under any law of the jurisdiction in which a Restricted Restaurant Property is located limiting the period during which such restrictions or other provisions may endure, then such period shall continue with respect to such Restricted Restaurant Property only for such term as may be prescribed by the laws of such jurisdiction. It is the express intent of BKC, the Partnership, and the Partners that such restrictions and other provisions shall be valid and enforceable to the fullest extent permitted by the laws of such jurisdiction.

         (f) Notwithstanding anything to the contrary in this Section 8.3 or elsewhere in this Agreement, nothing contained herein or elsewhere shall affect the right of BKC, in its sole and absolute discretion, to terminate a BKC Franchise Agreement, to renew or extend or fail to renew or extend a BKC Franchise Agreement, to approve or disapprove any assignment of a BKC Franchise Agreement, to elect to enter into a new BKC Franchise Agreement with respect to a Restricted Restaurant Property or to operate itself a BK Restaurant on the Restricted Restaurant Property, to amend or modify a BKC Franchise Agreement or to take or fail to take any other action in connection with a BKC Franchise Agreement.

         (g) Notwithstanding any other provision of this Agreement, the Partners hereby expressly agree that the Managing General Partner shall have no duty, under any circumstances whatsoever, to seek to sell, or to consider any offer to purchase, any Restricted Restaurant Property so long as such Restricted Restaurant Property is subject to the restrictions and other provisions of this
Section 8.3, and the fact that a Restricted Restaurant Property is subject to the restrictions and provisions of this Section 8.3 shall be a complete and absolute defense to any claim or action for damages or other relief based upon a claim or action for damages or other relief based upon a failure of the Managing General Partner to solicit or consider offers to purchase such Restricted Restaurant Property, irrespective of the terms of any such offer that may be received by the Managing General Partner.

VIII.4.  Restrictions on Transfer of Restricted Restaurant Properties.

         (a) For purposes of this Section 8.4, the term "transfer," with respect to a Restricted Restaurant Property, shall include a sale, lease, sublease, gift, mortgage, deed of trust, exchange, assignment or other disposition, including a disposition under judicial order, legal process, execution, attachment or enforcement or foreclosure of an encumbrance, but shall not include the following: (i) a mortgage, deed of trust, grant of security interest or other encumbrance effected in a bona fide transaction with an unrelated and unaffiliated secured party, or with BKC, the Managing General Partner or any Affiliate thereof, to secure indebtedness of the Partnership for money borrowed from such secured party, which mortgage, deed of trust, grant of security interest or other encumbrance is made pursuant to a written security agreement, mortgage, deed of trust or other agreement that assures that, before any foreclosure may be had thereon or other transfer may occur thereunder or in connection therewith, the secured party shall first notify BKC in writing of its intent to foreclose or effect another transfer and shall first offer the Restricted Restaurant Property to BKC at the price and on the other terms and conditions specified in a written offer from a prospective purchaser (which may be the secured party) in connection with such foreclosure or other transfer;
(ii) a lease or sublease to BKC or a BKC Franchisee in order to permit the operation of a BK Restaurant on a Restricted Restaurant Property; (iii) a grant of easement, right-of-way or other right with respect to a Restricted Restaurant Property to any public utility or other governmental authority in connection with the provision of utility or other public service (but such grant shall comply with the provisions of Section 8.4(b)); or (iv) a transfer to a governmental authority pursuant to or in connection with a condemnation or other exercise of the power of eminent domain.

(b) The Partnership shall not, without the prior written consent of BKC, in BKC's sole and absolute discretion: (i) at any time that a Restricted Restaurant Property is being leased to BKC or a BKC Franchisee in order to permit BKC or such BKC Franchisee to operate a BK Restaurant on the Restricted Restaurant Property or during any applicable Determination Period, lease or sublease all or any part of a Restricted Restaurant Property to any other Person, whether or not such other lease would be subject or subordinate to the lease to BKC or the BKC Franchisee; or (ii) grant or convey any easement, right-of-way or other right with respect to such Restricted Restaurant Property if the grant or use thereof would have a material adverse effect upon the operation of a BK Restaurant on the Restricted Restaurant Property.

         (c) Except as provided in Section 8.4(b), the Partnership shall not transfer (as defined in Section 8.4(a)) any right, title or interest in or to any Restricted Restaurant Property, or any part thereof, to any person or entity without first offering it to BKC in accordance with the provisions of this
Section 8.4(c). Subject to the provisions of Section 8.4(b), if the Partnership receives a bona fide written offer from an independent third party to acquire in a transfer all or any part of any Restricted Restaurant Property that the Partnership intends to accept, subject to this Section 8.4(c), then the Partnership shall offer such Restricted Restaurant Property to BKC at the price and on the terms and conditions (including timing and manner of payment) contained in such bona fide written offer. The offer of such Restricted Restaurant Property to BKC (the "Offer") shall be made in writing and shall be accompanied by a true and correct copy of the bona fide written offer. The Partnership promptly shall provide or cause to be provided to BKC such information relating to the Offer or the third-party offeror as BKC reasonably may request.

         (d) In order to accept the Offer, BKC shall, within thirty (30) days after receipt of the Offer (or, if later, within five (5) business days after receipt of all additional information reasonably requested by BKC pursuant to
Section 8.4(c) (such 30-day period and any extension under this Section 8.4(d) to be referred to as the "Election Period")), notify the Partnership in writing of its election to acquire such Restricted Restaurant Property; provided, however, that BKC shall not be required to acquire such Restricted Restaurant Property upon the terms and conditions of any third-party offer the consideration for which is not practicably obtainable by BKC (such as, by way of example and not of limitation, specific land, stock in a closely held corporation or stock in a publicly held corporation that cannot be acquired by BKC without an increase in the trading price thereof or without registration or filing under any federal or state securities law), but BKC shall have the right to acquire such Restricted Restaurant Property upon terms and conditions (including consideration) reasonably equivalent to those contained in such offer; and provided further, that the failure of BKC to acquire such Restricted Restaurant Property upon any such reasonably equivalent terms or conditions shall not permit the Partnership to transfer such Restricted Restaurant Property pursuit to Section 8.4(f). Failure of BKC to provide such written notice within the Election Period shall constitute a refusal by BKC to purchase such Restricted Restaurant Property pursuant to the Offer.

         (e) The closing date of any acquisition of such Restricted Restaurant Property by BKC hereunder shall be on the date fixed in the third-party offer unless such closing date would occur prior to the expiration of twenty (20) business days after the last day of the Election Period, in which event the closing date shall occur on such twentieth (20th) business day or on such other date to which BKC and the Partnership may agree.

         (f) If BKC shall fail to elect to acquire such Restricted Restaurant Property pursuant to Section 8.4(d), or shall fail to close the acquisition on the date required by Section 8.4(e), then the Partnership shall be free, for a period of sixty (60) days after either such failure, to transfer such Restricted Restaurant Property to the bona fide third-party offeror for a price and on other terms and conditions contained in such third-party offer. If such Restricted Restaurant Property is not so transferred by the Partnership within such sixty (60) day period, all rights of the Partnership to transfer such Restricted Restaurant Property free of the foregoing restrictions shall terminate and such Restricted Restaurant Property again shall be subject to the provisions of this Section 8.4.

         (g) Unless otherwise expressly waived by BKC in writing, the provisions of this Section 8.4 shall remain in effect and the rights granted hereunder shall be exercisable and enforceable by BKC with respect to each Restricted Restaurant Property during the period commencing on the date of the Amended Agreement and ending on the earlier of (i) the date that the Partnership first ceases to hold any right, title or interest (including an interest as a creditor) in or to such Restricted Restaurant Property or (ii) the date that the use restrictions set forth in Section 8.3 terminate or would have terminated but for an early termination pursuant to the provisions contained in Section 8.3(e); provided, however, that if the duration of such period would render the provisions of this Section 8.4 or the rights of BKC hereunder invalid or unenforceable under the rule against perpetuities as applied in the jurisdiction in which a Restricted Restaurant Property is located, then such period shall continue with respect to such Restricted Restaurant Property only until the expiration of the longest of the following periods which shall be valid under the rule against perpetuities as applied in such jurisdiction: (i) the period ending twenty-one (21) years after the death of the survivor of the legitimate natural or adopted children and grandchildren of U.S. Presidents Kennedy, Johnson, Nixon, Ford, Carter and Reagan alive on the date of the Amended Agreement; (ii) twenty-one (21) years after the date of the Amended Agreement; or (iii) such other term as may be statutorily prescribed in such jurisdiction. It is the express intent of BKC, the Partnership and the Partners that the provisions hereof and rights of BKC hereunder shall be exercisable and enforceable by BKC to the fullest extent permitted by the laws of such jurisdiction.

VIII.5.  Rent Relief.

         (a) The Managing General Partner, in its sole and absolute discretion, at the request of BKC or a BKC Franchisee, shall be permitted to cause the Partnership to grant "rent relief" (as defined in Section 8.5(b)) to a BKC Franchisee with respect to any Restricted Restaurant Property upon the condition that BKC agree to make a quarterly payment to the Partnership for each fiscal quarter (with such payment to be due and payable thirty (30) days after the end of each such fiscal quarter) during which such "rent relief" is in effect, irrespective of whether or not the Partnership subsequently sells or otherwise disposes of such Restricted Restaurant Property while such "rent relief" is in effect in an amount equal to the product of (i) the total dollar amount of the rent reduction with respect to such Restricted Restaurant Property effective for such fiscal quarter pursuit to such "rent relief" multiplied by (ii) a fraction,
(A) the numerator of which is the dollar amount of the franchise royalty fee payable to BKC with respect to such Restricted Restaurant Property for such fiscal quarter (exclusive of any amount required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and any other income to BKC) (the "Franchise Royalty Fee") and (B) the denominator of which is the sum of the Franchise Royalty Fee and the dollar amount of rent payable with respect to such Restricted Restaurant Property for such fiscal quarter (determined without regard to any "rent relief" applicable with respect to such Restricted Restaurant Property) (the "Rental Amount"). By way of illustration, if the applicable Franchise Royalty Fee for a Restricted Restaurant Property for a particular fiscal quarter were $35,000 and the applicable Rental Amount for such Restricted Restaurant Property for such fiscal quarter were $100,000, and if the Partnership, at the request of BKC or at the request of a BKC Franchisee and with the consent of BKC, were to grant "rent relief" with respect to such Restricted Restaurant Property for such fiscal quarter in the amount of $20,000, then BKC would be obligated to pay to the Partnership $5,185 (the product of $35,000/$135,000 multiplied by $20,000) within thirty (30) days after the end of such fiscal quarter. The obligation of BKC to make payments to the Partnership in connection with "rent relief" granted hereunder shall continue until the "rent relief" terminates (or, if sooner, the lease with respect to which the "rent relief" is granted terminates or expires), notwithstanding any intervening sale or other disposition by the Partnership of the Restricted Restaurant Property with respect to which such "rent relief" is granted.

         (b) As used here the term "rent relief" shall mean (i) any permanent reduction in rent payable with respect to a Restricted Restaurant Property, (ii) any temporary reduction in rent payable with respect to a Restricted Restaurant Property (A) if such temporary reduction is for a period in excess of either ninety (90) consecutive days or ninety (90) days, whether or not consecutive, in any Fiscal Year, or (B) if such temporary reduction is granted while a BK Restaurant is being replaced, reconstructed, expanded, or otherwise improved under the Successor Policy to take into account the fact that such BK Restaurant is not operating or is operating on a limited basis during such period, or (C) if such temporary reduction is for a period of ninety (90) consecutive days or less and the Managing General Partner specifically designates such reduction as "rent relief" subject to this Section 8.5; provided, however, that in no event shall the term "rent relief" include any reduction in rent payable with respect to a Restricted Restaurant Property granted in connection with the Successor Policy if such reduction in rent payable is subject to Section 8.6(b). Notwithstanding anything to the contrary herein, the Managing General Partner shall not be considered to have caused the Partnership to grant "rent relief" hereunder, and no payment from BKC to the Partnership shall be due hereunder, as the result of or in connection with any failure of a BKC Franchisee, without the express written consent of the Managing General Partner, to make any payment of rent due the Partnership with respect to a Restricted Restaurant Property (1) if such failure does not continue for a period in excess of ninety (90) consecutive days, or (2) if either the lease with such BKC Franchisee shall have automatically terminated or the Managing General Partner shall have caused the Partnership to seek to terminate the Partnership's lease with such BKC Franchisee with respect to such Restricted Restaurant Property and in either event, the Managing General Partner shall have caused the Partnership to initiate and pursue such action (including litigation, if appropriate) against such defaulting BKC Franchisee as the Managing General Partner, in its sole and absolute discretion, shall determine to be appropriate under the circumstances in order to obtain payment of rents (including lost rent) due the Partnership under its lease with the defaulting BKC Franchisee. In the event that BKC makes any payment to the Partnership pursuant to this Section 8.5 in connection with "rent relief" deemed granted hereunder and the Partnership subsequently shall collect such "rent relief" from the BKC Franchisee, then the Partnership shall refund to BKC the amount paid by BKC in connection with such "rent relief."

VIII.6.  Successor Policy.

         BKC maintains the Successor Policy relating to the extension and/or renewal of BKC Franchise Agreements with BKC Franchisees. In connection with such extensions and/or renewals, the Successor Policy, in order to help ensure that the BK Restaurant system remains competitive, makes provision for the replacement, reconstruction, expansion and/or other improvement (collectively, "rebuilding") of existing BK Restaurants owned or leased by BKC and leased or subleased to BKC Franchisees if such BK Restaurants meet certain criteria established by BKC. Under the Successor Policy as currently in effect, BKC must determine whether or not a BK Restaurant should be rebuilt. If BKC determines that a BK Restaurant should be rebuilt under the Successor Policy and BKC elects to pay the cost of rebuilding, then the terms of the lease with respect to such BK Restaurant is extended and the BKC Franchisee's guaranteed "minimum rental" payable under such lease is adjusted. In the event BKC does not elect to pay the cost of rebuilding a BK Restaurant designated by BKC to be rebuilt under the Successor Policy, then, with the consent of BKC, the BKC Franchisee can elect to pay such cost, in which event the percentage rent payable with respect to such BK Restaurant is reduced from 8.5 percent (8.5%) to 5.5 percent (5.5%) of annual gross sales at such BK Restaurant, the term of the lease with respect to such BK Restaurant is extended and the guaranteed minimum rent payable under such lease is adjusted. The Managing General Partner shall cause the Partnership to implement, with respect to the Restricted Restaurant Properties, those aspects of the Successor Policy related to the rebuilding of BK Restaurants, as such policy is currently in effect and as such policy may be modified, amended, supplemented, superseded or replaced by BKC from time to time in its sole and absolute discretion, in order to cause those Restricted Restaurant Properties designated by BKC, in its sole and absolute discretion, to be rebuilt under such Successor Policy to be rebuilt, subject to satisfaction by BKC of the following conditions:

         (a) In the event that the BKC Franchisee for a Restricted Restaurant Property that is designated by BKC to be rebuilt under the Successor Policy does not pay the cost of such rebuilding, then the Managing General Partner shall cause the Partnership to rebuild such Restricted Restaurant Property upon the condition that BKC pay to the Partnership, at the time such rebuilding is commenced, an amount equal to the product of (i) the total dollar amount of funds to be expended by the Partnership for purposes of rebuilding such Restricted Restaurant Property multiplied by (ii) a fraction, (A) the numerator of which is the weighted annual average of the percentage rates applicable for determining the franchise royalty fees payable to BKC with respect to such Restricted Restaurant Property over the remaining term of the lease under the BKC Franchise Agreement in effect with respect to such Restricted Restaurant Property (exclusive of any amounts required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and other income to BKC) (the "Average Franchise Royalty Rate") and (B) the denominator of which is the sum of the Average Franchise Royalty Rate and the weighted annual average of the percentage rates applicable for determining the percentage rent payable to the Partnership with respect to such Restricted Restaurant Property on the basis of sales over the remaining term of the lease with the BKC Franchisee in effect with respect to such Restricted Restaurant Property (the "Average Percentage Rent Rate"). By way of illustration, if the applicable Average Percentage Rent Rate for a particular Restricted Restaurant Property were 8.5 percent (8.5%) and the applicable Average Franchise Royalty Rate for such Restricted Restaurant Property were 3.5 percent (3.5%), and if the total cost to rebuild such Restricted Restaurant Property pursuant to the "Successor Policy" were $500,000, then BKC would be obligated to pay to the Partnership, at the time the rebuilding of such Restricted Restaurant Property commenced, $145,833 (the product of 3.5/12 multiplied by $500,000). The Managing General Partner shall cause the Partnership to pay the Partnership's share of the cost of rebuilding a Restricted Restaurant Property to rebuilt under the Successor Policy, in its sole and absolute discretion, (1) from current operating cash flow of the Partnership or otherwise to the extent available or (2) with funds borrowed from a lender (including, subject to Section 7.13, BKC or any Affiliate of BKC) on such terms and conditions as the Managing General Partner shall, in its sole and absolute discretion, determine advisable, with the payments of principal and interest required with respect to any such loan to be paid from operating cash flow to the extent available; and

         (b) In the event that the BKC Franchisee for a Restricted Restaurant Property that is designated by BKC to be rebuilt under the Successor Policy pays the cost of such rebuilding and thus would be entitled to a reduction in rent payable with respect to such Restricted Restaurant Property, then BKC would make a quarterly payment to the Partnership for each fiscal quarter during the period during which such rent reduction is in effect, irrespective of whether or not the Partnership subsequently sells or otherwise disposes of such Restricted Restaurant Property while such rent reduction is in effect (with such payment to be due and payable thirty (30) days after the end of each such fiscal quarter) in an amount equal to the product of (i) the total dollar amount of the rent reduction effective with respect to such fiscal quarter pursuant to the "Successor Policy" multiplied by (ii) a fraction, (A) the numerator of which is the percentage rate for determining the franchise royalty fee payable to BKC with respect to such Restricted Restaurant Property for such fiscal quarter (exclusive of any amount required under the applicable BKC Franchise Agreement to be expended by BKC for advertising and other income to BKC) (the "Franchise Royalty Rate"), and (B) the denominator of which is the sum of the Franchise Royalty Rate and the percentage rate for determining the rent payable to the Partnership with respect to such Restricted Restaurant Property on the basis of sales for such fiscal quarter (the "Percentage Rent Rate"). By way of illustration, if the applicable Percentage Rent Rate for a Restricted Restaurant Property for a particular fiscal quarter were 8.5 percent (8.5%) and the applicable Franchise Royalty Rate for such Restricted Restaurant Property for such fiscal quarter were 3.5 percent (3.5%), and if the BKC Franchisee for such Restricted Restaurant Property were to be entitled under the Successor Policy to a reduction in the applicable Percentage Rent Rate to 5.5 percent (5.5%) if such BKC Franchisee were to rebuild such Restricted Restaurant Property pursuant to the Successor Policy, then, assuming that such BKC Franchisee's rent payable following such rent reduction exceeds the minimum base rent payable to the Partnership with respect to such fiscal quarter, BKC would be obligated to pay to the Partnership an amount equal to the product of (i) 3.5/12 multiplied by
(ii) the product of (A) 3 percent (3%) multiplied by (B) the gross sales at such Restricted Restaurant Property for such fiscal quarter. The obligation of BKC to make payments to the Partnership under this Section 8.6(b) in connection with a rent reduction granted hereunder shall continue until the lease under which such rent reduction is granted terminates or expires, notwithstanding any intervening sale or other disposition by the Partnership of the Restricted Restaurant Property with respect to which such rent reduction is granted.

         In the event the guaranteed minimum rent payable pursuant to any lease with respect to a Restricted Restaurant Property is adjusted in connection with the rebuilding of a BK Restaurant pursuant to the Successor Policy, then notwithstanding any other provision of the Agreement or of the Successor Policy, the "fair market value of the original property" for purposes of determining the amount of such adjustment shall be equal to the replacement cost of such property, as determined by the Appraiser. Notwithstanding anything to the contrary herein, BKC, in its sole and absolute discretion, may elect not to designate a particular Restricted Restaurant Property to be rebuilt under the Successor Policy, in which event the BKC Franchisee for such Restricted Restaurant Property shall be solely responsible for the cost of rebuilding and shall not be entitled to any reduction in rent payable with respect to such Restricted Restaurant Property. BKC in no event shall be entitled to any fee or other payment from the Partnership in connection with the rebuilding of a Restricted Restaurant Property under the Successor Policy.

         In addition to the foregoing, BKC, separate and apart from implementation of the Successor Policy, from time to time may request that the Partnership acquire property adjacent to a Restricted Restaurant Property for purposes of permitting expansion of the BK Restaurant or related facilities (such as parking) located on such Restricted Restaurant Property. The Managing General Partner shall cause the Partnership to acquire any such adjacent property upon the request of BKC upon the condition that BKC pay to the Partnership, at the time such acquisition occurs an amount determined in accordance with the formula set forth in Section 8.6(a).

VIII.7.  Competitive Facilities.

         Without in any way limiting the generality of Section 7.6, the Limited Partner recognizes that BKC, TPC and Affiliates thereof are in the business of establishing, own, leasing, operating, managing and franchising restaurants, including, without limitation, BK Restaurants, and that in connection with such businesses, BKC, TPC and/or Affiliates thereof may from time to time establish, own, lease, operate, manage and/or franchise new restaurants, including, without limitation, BK Restaurants. Both such existing restaurants and any such new restaurants may be competitive with one or more of the Partnership Properties and may adversely affect the revenues of the Partnership with respect to one or more of the Partnership Properties. The Limited Partners expressly consent to all actions of BKC, TPC and any Affiliate of either in connection both with existing restaurants and with any new restaurants and agrees that neither BKC, TPC and the Managing General Partner, nor any Affiliate of any of them shall incur any liability to the Partnership or the Limited Partners as the result of or in connection with any such action.

VIII.8. Acquisition of Restricted Restaurant Properties by General Partners or Affiliates.

         Notwithstanding any other provision of this Agreement, including, without limitation, Sections 7.2(v) and 8.4(d), (e) and (f), no Person that is a General Partner or an Affiliate of a General Partner shall acquire any Restricted Restaurant Property from the Partnership, whether by purchase, exchange, or substitution, unless (a) the consideration received by the Partnership for such Restricted Restaurant Property is at least equal to the "fair market value" (as hereinafter defined) of such Restricted Restaurant Property, as determined by the Appraiser and (b) such acquisition would not result in the Company failing to qualify as a "real estate investment trust" under Section 856 of the Code; provided, however, that this Section 8.8 shall have no application to any acquisition of a Restricted Restaurant Property by BKC pursuant to Section 8.4 if, at the time of such acquisition, neither BKC nor any Affiliate of BKC is a General Partner. Any acquisition of a Restricted Restaurant Property, whether by purchase, exchange or substitution, by a Person who is a General Partner or an Affiliate of a General Partner for consideration that is at least equal to the "fair market value" (as hereinafter defined) of such Restricted Restaurant Property, as determined by the Appraiser, conclusively shall be deemed to be fair and in the best interests of the Partnership. As used herein, the term "fair market value" shall mean the value that would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, as determined by the Appraiser, using such method or methods of valuation as the Appraiser determines most accurately reflect the value of the particular Restricted Restaurant Property in question under the circumstances, provided that for a period of five (5) years from March 17, 1995, the Appraiser shall use the "capitalization of income" method (applying such capitalization rate and other assumptions and adjustments as the Appraiser determines appropriate under the circumstances) unless the Appraiser determines that the use of such method would result in an understatement of the value of the Restricted Restaurant Property with respect to which such appraisal is being performed. For purposes of this Section 8.8, in the event that any consideration to be received by the Partnership in exchange or substitution for any Restricted Restaurant Property is in any form other than money, then the "fair market value" of such consideration, as determined by the Appraiser (or if such other consideration is in the form of property other than real estate, by an appraiser experienced in valuing such other property designated by the Appraiser), shall be required to be at least equal to the "fair market value" of the Restricted Restaurant Property or Properties to be transferred.

VIII.9. Termination of Lease for Restricted Restaurant Property Following Termination of BKC Franchise Agreement

         (a) In the event that (i) either (A) a BKC Franchise Agreement authorizing the operation of a BK Restaurant is terminated by BKC or by the mutual agreement of the parties thereto prior to the expiration of the stated term thereof, or (B) a BKC Franchise Agreement expires according to the terms thereof and is not renewed by BKC at or prior to the expiration of such BKC Franchise Agreement, and (ii) BKC does not, prior to the end of the Determination Period (as defined in Section 8.3), enter into a new BKC Franchise Agreement with respect to the Restricted Restaurant Property or elect to operate a BK Restaurant on the Restricted Restaurant Property, as provided for in
Section 8.3(b)(ii), then the Managing General Partner, in its sole and absolute discretion, shall be permitted to cause the Partnership to terminate any lease with a BKC Franchisee with respect to such Restricted Restaurant Property if a default has occurred under such lease and either (1) the Managing General Partner shall have caused the Partnership to initiate and pursue such action (including, if appropriate, litigation) against such defaulting lessee as the Managing General Partner, in its sole and absolute discretion, shall determine to be reasonable under the circumstances in order to obtain payment of amounts (including lost rent) due the Partnership under such lease, or (2) the Managing General Partner or the defaulting lessee shall have located a new lessee for the Restricted Restaurant Property for a term at least as long as the remaining unexpired term under the lease to be terminated and for a rent not lower than the minimum base rent payable under such lease (or if the rent is lower than the minimum base rent payable under the lease to be terminated, the defaulting lessee shall have agreed to be contractually obligated to continue to pay to the Partnership an amount equal to the difference between the rent payable under the new lease and the minimum base rent payable under the lease to be terminated and shall have provided adequate security, as determined by the Managing General Partner to be reasonable under the circumstances, for such obligation).

         (b) In addition to any termination in accordance with Section 8.9(a) and any termination in accordance with Section 8.3(b)(ii), the Managing General Partner, in its sole and absolute discretion, shall be permitted, without limitation, to cause the Partnership to terminate a lease with a BKC Franchisee with respect to a Restricted Restaurant Property if the BKC Franchise Agreement with respect to such Restricted Restaurant Property is terminated in connection with or as a result of a condemnation involving all or substantially all of a Restricted Restaurant Property or a casualty materially adversely affecting the use of such Restricted Restaurant Property for the purpose of operating a BK Restaurant for a period in excess of six (6) months.

         (c) The provisions of this Section 8.9 shall not limit or affect in any way the termination of a lease with respect to a Restricted Restaurant Property with a Person that is not and was not a BKC Franchisee. The provisions of this
Section 8.9 are for the benefit of the Partnership, the Limited Partners, and the limited partners and stockholders of the Limited Partners and their assignees, and shall not be deemed to create any rights for the benefit of any other Persons, including, without limitation, any lessees under leases with the Partnership.

VIII.10. Independent Consultant.

         (a) The Managing General Partner, in its sole and absolute discretion, shall be entitled but not required, to consult with the Independent Consultant with respect to any action or proposed action affecting or relating to the Partnership or the Limited Partners or their business. In the event that the Managing General Partner shall elect to consult with the Independent Consultant with respect to any such action or proposed action, then the Independent Consultant shall advise the Managing General Partner whether such action or proposed action is contrary to the interests of the Partnership or the Limited Partner, as the case may be, taking into account, with respect to the Restricted Restaurant Properties, that the original purpose of the Partnership and the MLP was to acquire and hold real estate that is leased to BKC Franchisees for the purpose of operating BK Restaurants and to derive revenues therefrom. The Limited Partners expressly agree that any actions taken by the Managing General Partner in accordance with the advice of the Independent Consultant conclusively shall be deemed to be fair to and in the best interests of the Partnership, the Limited Partners and the limited partners and stockholders of the Limited Partners and their assignees, and the fact that an action of the Managing General Partner is undertaken in accordance with the advice of the Independent Consultant shall be a complete and absolute defense to any claim or action asserting the invalidity of such action or any claim or action for damages or other relief based upon an assertion that such action resulted in a breach by the Managing General Partner or any of its Affiliates of this Agreement or any duty, fiduciary or otherwise, owed by the Managing General Partner or any Affiliate to the Partnership, the Limited Partners or the limited partners or stockholders of the Limited Partners or their assignees. The Limited Partners further acknowledge that the purpose of this Section 8.10 is to provide an arrangement to facilitate outside consultation by the Managing General Partner with respect to potential problems arising in connection with the management of the Partnership and the Limited Partners and expressly agree that, in order to induce the Managing General Partner to consent to this Section 8.10 and to undertake such consultation from time to time as it determines appropriate, neither the failure of the Managing General Partner to consult with the Independent Consultant on any particular action or proposed action, nor the failure of the Managing General Partner to act in accordance with the advice of the Independent Consultant on any action or proposed action with respect to which the Managing General Partner shall elect to consult with the Independent Consultant, shall create any inference or presumption or otherwise constitute evidence with respect to the fairness of such action or proposed action to the Partnership, the Limited Partners or the limited partners or stockholders of the Limited Partners or their assignees, as the case may be.

         (b) In the event that the Independent Consultant designated in this Agreement at any time is unable or unwilling to advise the Managing General Partner on a particular matter or should inform the Managing General Partner that it no longer is willing to serve as Independent Consultant, then the Managing General Partner shall designate a substitute Independent Consultant, as provided for below. The Managing General Partner shall have the right at any time, in its sole and absolute discretion, to terminate the Independent Consultant and to designate a substitute Independent Consultant, as provided for below; provided, however, that the Managing General Partner shall have no obligation to the Partnership or the Limited Partners, as the case may be, to terminate the Independent Consultant under any circumstances, and provided further that any termination of the Independent Consultant pursuant to this
Section 8.10(b) conclusively shall be deemed to be fair to and in the best interests of the Partnership and the Limited Partners. Any substitute Independent Consultant designated by the Managing General Partner pursuant to this Section 8.10(b) shall have experience in advising or consulting about the "fast food" business and shall be "financially independent" (as hereinafter defined) of the Managing General Partner. A Person shall be deemed "financially independent" of the Managing General Partner for purposes of this Section 8.10 if such Person is not, and during the preceding four (4) years has not been, a BKC Franchisee or Affiliate of the Managing General Partner, of BKC, of TPC or of a BKC Franchisee; and (ii) such Person has not derived more than fifteen percent (15%) of such Person's average annual gross revenues over the preceding four (4) years from the Managing General Partner, BKC, TPC, any BKC Franchisee and any Affiliate of any of the foregoing.

         (c) The Managing General Partner, in its sole and absolute discretion, either (i) may cause the Partnership to indemnify and hold harmless the Independent Consultant upon such terms and conditions as the Managing General Partner shall determine appropriate or (ii) may indemnify and hold harmless the Independent Consultant upon such terms and conditions as the Managing General Partner shall determine appropriate, in which event the Partnership shall indemnify the Managing General Partner for any amounts required to be paid under such indemnification; provided, however, that in either case, the terms and conditions of such indemnification shall be no more favorable to the Independent Consultant than the terms and conditions pursuant to which the General Partners, their Affiliates and officers, directors, employees and agents of the General Partners and their Affiliates are indemnified and held harmless pursuant to
Section 7.11.

VIII.11. Consent to Use of Name and Trademarks.

         BKC consents to the Partnership's use of the words "Burger King" in the name of the Partnership and to the Partnership's use of the registered trademarks and service marks Burger King(R), Whopper(R), Whopper Junior(R) and the Burger King bun halves logo in any registration statement filed by any Partner or any Affiliate thereof, all sales materials and other documents prepared for use in connection with any public offering by any Limited Partners, any reports to or written communications with the Limited Partners and any reports filed by the Partnership with any federal, state or local regulatory agency terminated upon the withdrawal of BKC as the special general partner.

VIII.12. Acquisition of Fee Title to Properties Subject to Primary Leases.

         The Managing General Partner shall have the right, in its sole and absolute discretion, to cause the Partnership to acquire fee title to any Restricted Restaurant Property that is subject to a Primary Lease, either pursuant to a right of first refusal on behalf of the Partnership set forth in such Primary Lease or otherwise. BKC shall have no obligation to the Partnership in connection with any such acquisition.

VIII.13. Location of Other Restaurant Properties.

         The Partnership shall not acquire any Other Restaurant Properties within a two-mile radius of any Restricted Restaurant Property held as of March 17, 1995.

                                   ARTICLE IX

                        COMPENSATION OF GENERAL PARTNERS;
                         PAYMENT OF PARTNERSHIP EXPENSES

IX.1.    Compensation to General Partners.

         Except as expressly provided in Section 9.2 or 9.3, no General Partner shall receive any compensation from the Partnership for services rendered in its capacity as a general partner of the Partnership. Notwithstanding anything herein to the contrary, at such time as QSV ceases to be the Managing General Partner or the managing general partner of the MLP, whether as a result of the transfer of QSV's Partnership Interest pursuant to Section 11.2 (or Section 12.2 of the Investors Partnership Agreement) or the withdrawal or removal of QSV pursuant to Section 13.1 (or Section 14.1 or 14.2 of the Investors Partnership Agreement) (other than removal for "cause," as defined in the Investors Partnership Agreement), then QSV shall have the option, in its sole discretion, to convert its Partnership Interest and its partnership interest in the MLP and to either assign to the MLP or convert its rights (the "Rights") under the provisions of Section 9.2 (and Section 9.2 of the Investors Partnership Agreement) (collectively, the "Conversion") for the Acquisition Price (as defined below), effective as of the date of such transfer, withdrawal or removal, and upon such Conversion the successor Managing General Partner shall cause the Partnership to issue to QSV Partnership Units in the amounts provided for below.

         In exchange for the Conversion of the Rights, as provided for above, and the conversion of the QSV's Partnership Interest, in the event QSV elects to effect the Conversion, QSV will receive the "Acquisition Price," consisting of
(a) the Initial Unit Consideration and (b) the Contingent Unit Consideration. The Initial Unit Consideration consists of 850,000 Partnership Units (which number or classification shall be adjusted to give effect to any reclassification or change of the shares of Common Stock or Units, including, without limitation, a split, or any merger or consolidation of the Company or the MLP, except the merger of the MLP with the Company or a subsidiary thereof, or sale of assets to another entity, occurring after March 31, 1997), with the number of Partnership Units issuable hereunder being reduced (on a one-for-one basis) by the number of Units or shares of Common Stock otherwise received by QSV in connection with the Conversion. The portion of the Initial Unit Consideration consisting of Partnership Units shall be issued by the Partnership as soon as practicable following the date of the Conversion, but in no event later than 30 days thereafter.

         The Contingent Share Consideration consists of up to a maximum number of 550,000 Partnership Units (which number or classification shall be adjusted to give effect to any reclassification or change of the Common Stock or Units, including, without limitation, a split, or any merger or consolidation of the Company or the MLP, except the merger of the MLP with the Company or any subsidiary thereof, or sale of assets to another entity, occurring after March 31, 1997). The type and number of securities issuable as the Contingent Share Consideration (subject to the next sentence) shall be at the sole discretion of QSV. The exact number of Partnership Units to be issued (which number shall be reduced on a one-for-one basis by the number of Units otherwise received by QSV as part of the Contingent Share Consideration) will be determined by dividing the (i) amount by which the MGP Net Income (as defined below) for the 2000 Fiscal Year exceeds $3,612,500 by (ii) $4.25, and rounding the resulting number up to the nearest whole number. "MGP Net Income" means the dollar amount of fees and distributions which would have been payable to QSV, as Managing General Partner, by the Partnership for the 2000 Fiscal Year, pursuant to the provisions of Section 9.2, had QSV operated the Partnership as the "Managing General Partner" on a continuous basis from the date of the Conversion through December 31, 2000 plus the amounts that would have been payable to QSV pursuant to its aggregate 1.98% general partnership interests in the Partnership and the MLP, less $775,000.

         For example, if the MGP Net Income for the 2000 Fiscal Year would have been $5,100,000 ($5,875,000 revenues less $775,000) then the Contingent Unit Consideration would be an additional 350,000 Partnership Units.

         The Contingent Unit Consideration, if any, shall be issued by the Partnership as soon as practicable following the end of the 2000 Fiscal Year, but in no event later than March 31, 2001.

IX.2.    Operational Expenses.

         In addition to any reimbursement pursuant to the indemnification set forth in Section 7.11, the Partnership, pursuant to this Section 9.2, shall:

         (a) With respect to (i) the Partnership Properties held as of March 17, 1995 and (ii) the Partnership Properties and Ancillary Property related thereto acquired thereafter with respect to the Partnership Properties referred to in clause (i) above whether pursuant to Section 8.12 or otherwise, the Partnership shall cause to be paid to the Managing General Partner with respect to each Fiscal Year an aggregate amount equal to Four Hundred Thousand Dollars ($400,000) adjusted annually as set forth in Section 9.2(c) hereof, which amount shall be in lieu of any reimbursement for expenses related to the management of the business affairs of the Partnership and the Limited Partner (other than expenses described in Section 9.2(c) hereof) that are incurred by the Managing General Partner or its Affiliates with respect to such Partnership Properties, which amount shall be payable in equal quarterly installments within sixty (60) days after the end of each fiscal quarter.

         (b) With respect to any Partnership Property and Ancillary Property related thereto acquired after March 17, 1995 (other than those referred to in Section 9.2(a) hereof) and mortgage loans, if any, originated by the Partnership or the MLP, (i) the Partnership shall pay to the Managing General Partner (A) an acquisition fee equal to 1% of the purchase price paid by the Partnership or the Limited Partner for such Partnership Property and Ancillary Property related thereto, payable on the date of acquisition or origination, as applicable, and
(B) with respect to each Fiscal Year, an amount, adjusted annually as set forth in Section 9.2(c), accruing while such property is held at the rate of 1% per annum (applied using the simple interest method on the basis of a 365/366-day year and the actual number of days elapsed) on the purchase price paid by the Partnership or any of the Limited Partners for such Partnership Property and Ancillary Property related thereto, and (ii) if the Rate of Return attributable to all Partnership Properties and Ancillary Property related thereto acquired after March 17, 1995 (other than those referred to in Section 9.2(a)) in respect of any Fiscal Year shall exceed 12% per annum, the Partnership shall pay to the Managing General Partner an amount equal to 25% of the amount of cash received by the Partnership representing such excess, which amounts shall be in lieu of any reimbursement of expenses related to the management of the business affairs of the Partnership and the Limited Partners (other than expenses described in Section 9.2(c)) that are incurred by the Managing General Partner or its Affiliates with respect to such Partnership Properties and (except as provided in clause (i)(A) of this Section 9.2(b)) shall be payable in quarterly installments within sixty (60) days after the end of each fiscal quarter (which may be estimated in the case of the first three fiscal quarters). For purposes of the calculations provided for in this Section 9.2 in the event of a mortgage loan origination, the term "Partnership Properties" shall be deemed to include any originated mortgage loans and the "purchase price" of such mortgage loans will be the principal balances thereof at the beginning of any Fiscal Year.

         (c) The Partnership shall either pay, or reimburse the Managing General Partner on a monthly basis for the payment of, all amounts payable to any Person for providing goods or performing services (including, without limitation, legal, accounting, auditing, recordkeeping, reporting, depositary, transfer agent, printing, appraisal, servicing and consulting services) for or on behalf of the Partnership or the Limited Partners; provided, however, that the Partnership shall not pay, or reimburse the Managing General Partner for, the payment of any amount to an Affiliate or an officer, director or employee of an Affiliate for legal, accounting, managerial or consulting services; and provided further, that the Partnership shall pay, or shall reimburse the Managing General Partner for, a payment to an Affiliate or an officer, director or employee of an Affiliate for goods or other services only if the price and the terms upon which such goods or services are provided to the Partnership or the Limited Partners are fair to the Partnership or the Limited Partners, as the case may be, and are not less favorable to the Partnership or the Limited Partners, as the case may be, than would be incurred if the Partnership or the Limited Partners were to obtain such goods or services from an unrelated third party or were to engage employees to provide such goods or services directly.

         For 1987 and for each Fiscal Year thereafter, the amount payable pursuant to Section 9.2(a) shall be increased by an amount equal to the product of Four Hundred Thousand Dollars ($400,000) multiplied by the percentage increase in the Price Index from January 1, 1986, through the last day of the immediately preceding Fiscal Year. For each year after the year in which a Partnership Property is acquired, the amount otherwise payable pursuant to
Section 9.2 (b)(i)(B) (the "Section 9.2(b)(i)(B) Amount") shall be increased by an amount equal to the product of the Section 9.2(b)(i)(B) Amount multiplied by the percentage increase in the Price Index from the first day of the immediately preceding Fiscal Year or, in the case of the first year after the year in which the Partnership Property is acquired, the first day of the month in which the acquisition occurred through the last day of the Fiscal Year immediately preceding such year or, if earlier, the last day of the month in which such Partnership Property was disposed of. The percentage increase in the Price Index through the last day of a particular period shall be determined by calculating the increase, if any, in the Price Index for the last time period during such period (the "Price Index Determination Period") with respect to which the Price Index is published (currently a monthly period) over the Price Index for the time period immediately preceding the first day of the Price Index Determination Period, and expressing the amount of such increase as a percentage of the Price Index for said time period immediately preceding the first day of the Price Index Determination Period.

         "Rate of Return" in respect of any period shall mean and refer to the quotient obtained by dividing (1) the aggregate revenues (calculated in accordance with generally accepted accounting principles and before amortization of unearned income on direct financing leases) received by the Partnership or the Limited Partners from the Partnership Properties and Ancillary Property referred to in Section 9.2(b) for such period, whether through operations, sale or other disposition, less (without duplication) (i) the aggregate fees payable pursuant to Section 9.2(b)(i)(B) for such period in respect of such properties,
(ii) the aggregate expenses of the Partnership (other than interest expense, depreciation, amortization and other non-cash expenses and charges and expenses described in Sections 9.2(b) and (c)) directly attributable to such property and interest expense on any debt or distributions with respect to any interests (the "Preferred Interests") of the Partnership issued to the Company in exchange for the proceeds from the issuance by the Company of equity securities ranking senior to the Common Stock with respect to the payment of dividends by the Company allocated thereto for such period, (iii) the general and administrative expenses of the Partnership (other than non-cash expenses and charges and expenses described in Sections 9.2(a) and (b)) for such period allocated to such properties (based on the ratio of Average Partnership Equity in such properties to the aggregate Average Partnership Equity in all Partnership Properties), and
(iv) the principal amount of debt and dollar amount of Preferred Interests allocated to any such properties repaid during such period and, if applicable, the cash costs and expenses of any kind or nature incurred in respect of the sale or other disposition thereof, by (2) the Average Partnership Equity in such properties during such period. "Average Partnership Equity" shall mean and refer to (A) the average of the sums of the aggregate purchase prices therefor, the aggregate fees paid pursuant to Section 9.2(b)(i)(A) in respect thereof and all other cash costs and expenses of any kind or nature incurred in connection with the acquisitions thereof ("Property Costs") as of the last day of each calendar month occurring during the period of determination, less (B) the average outstanding principal amount of debt of the Partnership and the aggregate dollar value of the Preferred Interests outstanding as of the last day of each calendar month during such period and allocated to such properties. The Rate of Return for any outstanding mortgage loans will be evaluated separately with the mortgage loans constituting a separate pool of "properties" for such calculation. The general and administrative expenses allocable to such mortgage loans shall be equal to the total amount of such expenses for any Fiscal Year multiplied by a fraction, the numerator of which shall be the aggregate principal amount of all mortgage loans outstanding at the beginning of such Fiscal Year and the denominator of which shall be the total of all Property Costs and such aggregate principal amount.

         For the purposes of the foregoing, debt of the Partnership and the Preferred Interests shall be allocated among the Partnership Properties as follows: (1) non-recourse debt shall be allocated to the property secured thereby and, if such debt is secured by more than one property, such debt shall be allocated among the properties secured thereby based on the relative Property Costs thereof; and (2) recourse debt and the Preferred Interests shall be allocated to all of the Partnership Properties based on the relative Property Costs thereof (reduced for this purpose by the amounts of non-recourse debt allocated thereto in accordance with clause (1) above).

IX.3.    Reimbursement of the General Partners.

         In the event that the provisions of Section 9.2 are terminated in accordance with the terms of Section 9.1, the following compensation provisions shall apply, to be effective upon the date of such termination.

         (a) The General Partners shall not be compensated for their services as general partner of the Partnership except as provided in elsewhere in this Agreement (including the provisions of Article VI regarding distributions, payments and allocations to which it may be entitled in its capacity as the General Partner).

         (b) Subject to Sections 9.2(c) and 16.9, the Partnership shall be liable for, and shall reimburse the General Partners on a monthly basis, or such other basis as the General Partners may determine in their sole and absolute discretion, for all sums expended in connection with the Partnership's business or for the benefit of the Partnership, including, without limitation, (i) expenses relating to the ownership of interests in, and management and operation of, or for the benefit of, the Partnership, (ii) compensation of officers and employees, including, without limitation, payments under future employee benefit plans of any General Partner, (iii) director fees and expenses, and (iv) all costs and expenses of any General Partner being a public company, including costs of filings with the Commission, reports and other distributions to its stockholders.

         (c) To the extent practicable, Partnership expenses shall be billed directly to and paid by the Partnership, subject to Section 16.9, reimbursements to the General Partner of any of their Affiliates by the Partnership pursuant to this Section 9.3 shall be treated as "guaranteed payments" within the meaning of
Section 707(c) of the Code.

                                    ARTICLE X

                        BANK ACCOUNTS; BOOKS AND RECORDS;
                      FISCAL YEAR; STATEMENTS; TAX MATTERS

X.1.     Bank Accounts.

         All funds of the Partnership shall be deposited in its name in such checking and savings accounts, time deposits, certificates of deposit or other accounts at such banks or other financial institutions as shall be designated by the Managing General Partner from time to time, and the Managing General Partner shall arrange for the appropriate conduct of any such account or accounts. The Managing General Partner shall have fiduciary responsibility for the safekeeping and use of the funds of the Partnership, whether or not in possession and control of the Managing General Partner, and the Managing General Partner shall not employ or permit any other Person to employ such funds except in accordance with the terms of this Agreement. The Managing General Partner shall not permit funds of the Partnership to be commingled with funds of the Managing General Partner, any Affiliate or any other Person; provided, however, that nothing herein shall preclude any investment of funds of the Partnership in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant.

X.2.     Books and Records.

         (a) The Managing General Partner shall keep, or cause to be kept, accurate, full, and complete books and accounts with respect to the Partnership, showing assets, liabilities, income, operations, transactions and the financial condition of the Partnership. Such books and accounts shall be prepared and maintained on the accrual basis of accounting in accordance with generally accepted accounting principles. The Managing General Partner shall maintain and preserve all Partnership books and records for such period as the Managing General Partner, in its reasonable discretion, shall determine necessary or appropriate, subject to any requirements of state or federal law; provided, however, that all appraisal reports obtained by the Partnership, whether in connection with the acquisition of the Partnership Properties or otherwise, shall be retained by the Partnership for at least five (5) years from the date thereof.

         (b) The Limited Partners shall have the right, at reasonable times and at the Limited Partners' own expense, but only upon twenty (20) days prior written notice to the Managing General Partner in accordance with Section 16.2, and only for a valid business purpose related to the conduct of the Partnership's business, (i) to have true and full information regarding the status of the business and financial condition of the Partnership; (ii) to inspect and copy the books of the Partnership and other reasonably available records and information concerning the operation of the Partnership, including copies of any appraisal reports described in Section 10.2(a) and copies of the federal, state and local income tax returns of the Partnership; (iii) to have a current list of the name and last known business, residence or mailing address of each Partner; (iv) to have true and full information regarding the amount of cash and a description and statement of the Carrying Value of any property or services contributed by any Partner to the Partnership and the date upon which each Partner became a Partner; and (v) to have a copy of this Agreement, the Certificate of Limited Partnership and all amendments or certificates of amendment, as the case may be, thereto, together with copies of any powers of attorney pursuant to which any such amendment or certificate of amendment has been executed.

         (c) Anything in this Section 10.2 to the contrary notwithstanding, the Managing General Partner, in its sole and absolute discretion, may refuse the Limited Partners access to any information, records, documents or data it determines to be confidential, including, without limitation, any records relating to the sales or revenues or projected sales or revenues of one or more specific BK Restaurants, information related to the financial condition or circumstances of any BKC Franchisee or BKC's relationship with any BKC Franchisee and any other information provided to the Partnership by BKC and specifically designated by BKC, in its reasonable discretion, to be confidential and/or proprietary.

X.3.     Fiscal Year.

         The Fiscal Year of the Partnership for financial and federal, state and local income tax purposes initially shall be the calendar year. The Managing General Partner shall have authority to change the beginning and ending dates of the Fiscal Year if the Managing General Partner, in its sole and absolute discretion, subject to approval by the Internal Revenue Service, shall determine such change to be necessary or appropriate to the business of the Partnership, and shall give written notice of any such change to the Limited Partners within thirty (30) days after the occurrence thereof.

X.4.     Financial Statement and Information.

         (a) All financial statements shall be accurate and complete in all material respects, shall present fairly the financial position and operating results of the Partnership and shall be prepared on the accrual basis as provided in Section 10.2 for each Fiscal Year of the Partnership during the term of this Agreement.

         (b) No later than forty-five (45) days after the end of each fiscal quarter of each Fiscal Year (except the last fiscal quarter of each Fiscal
Year), commencing with the fiscal quarter ending June 30, 1986, the Managing General Partner shall prepare and deliver to the Limited Partners an unaudited statement of income for the Partnership for such fiscal quarter, an unaudited statement of changes in cash flows for the period between the end of the most recent Fiscal Year and the end of such fiscal quarter and an unaudited balance sheet of the Partnership dated as of the end of such fiscal quarter, in each case prepared in accordance with generally accepted accounting principles, together with a statement setting forth any transactions between the Partnership and any of the General Partners or any Affiliate thereof, the amount of any fees, commissions, compensation and other remuneration paid or accrued to any of the General Partners or any Affiliate thereof and a description of any services rendered to the Partnership therefor, any other information required by Form 10-Q under the Exchange Act and such other information (financial or otherwise) as the Managing General Partner, in its discretion, shall deem necessary or appropriate.

         (c) No later than ninety (90) days after the end of each Fiscal Year during the term of this Agreement, the Managing General Partner shall prepare and deliver to the Limited Partners: (i) a balance sheet, together with statements of income, Partners' equity and changes in cash flows for the Partnership during such Fiscal Year, which financial statements shall be audited by the Auditing Firm (such financial statements to contain a report of the Auditing Firm which shall include: (A) a statement that an audit of such financial statements has been made in accordance with generally accepted auditing standards and that such financial statements are in conformity with generally accepted accounting principles; (B) a statement of the opinion of the Auditing Firm with respect to the financial statements and the accounting principles and practices reflected therein and in regard to the consistency of the application of such accounting principles; and (C) an identification of any matters reflected in such financial statements to which the Auditing Firm takes exception); (ii) a report summarizing any transactions between the Partnership and any of the General Partners or any Affiliate thereof, the amount of any fees, commissions, compensation and other remuneration (including, without limitation, reimbursements of expenses pursuant to Section 9.3) paid or accrued by the Partnership for such Fiscal Year to the General Partners and any Affiliates thereof, and the services rendered to the Partnership in connection therewith; (iii) a report of the activities of the Partnership during the Fiscal Year; and (iv) a statement (which statement need not be audited) showing any Cash Flow and any Net Proceeds of a Capital Transaction distributed or to be distributed to the Partners in respect of such Fiscal Year.

         (d) The Managing General Partner shall provide to the Limited Partners such other reports and information concerning the business and affairs of the Partnership (i) as the Managing General Partner, in its sole and absolute discretion, may deem necessary or appropriate, or (ii) to the extent not provided for in Section 10.4(b) or (c) as may deem necessary or appropriate by the Delaware RULPA or by any other law or any regulation of any regulatory body applicable to the Partnership.

         (e) The Managing General Partner shall provide any of the reports or other information referred to in this Section 10.4 to such federal, state or local governments, governmental agencies or other regulatory entities as the Managing General Partner, in its sole and absolute discretion, may deem necessary or appropriate.

X.5.     Accounting Decisions.

         All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the Managing General Partner.

X.6.     Where Maintained.

         The books, accounts and records of the Partnership at all times shall be maintained at the Partnership's principal office or, at the option of the Managing General Partner, at the principal place of business of the Managing General Partner.

X.7.     Preparation of Tax Returns.

         The Managing General Partner, at the expense of the Partnership, shall arrange for the preparation and timely filing of all returns of the Partnership showing all income, gains, deductions and losses necessary for federal and state income tax and shall furnish to the Limited Partners within seventy-five (75) days of the close of the Fiscal Year the tax information reasonably required for federal and state income tax reporting purposes. The classification, realization and recognition of income, gains, losses and deductions, and other items of the Partnership shall be on the accrual method of accounting for federal income tax purposes.

X.8.     Tax Elections.

         Except as otherwise specifically provided herein, the Managing General Partner shall, in its sole and absolute discretion, determine whether to make any available election (including, without limitation, the elections provided for in Sections 48(q)(4), 168 and 754 of the Code) on behalf of the Partnership. The Managing General Partner shall have the right to seek to revoke any such election upon the Managing General Partner's determination that such revocation is in the interests of limited partners and stockholders of the Limited Partners; provided that the Managing General Partner shall not seek to revoke any such election unless the Managing General Partner has received an Opinion of Independent Counsel to the effect that such revocation would not cause (a) the loss of limited liability of the Limited Partners under this Agreement or of the limited partners of the MLP under the Investors Partnership Agreement, or (b) the Partnership or the MLP to be treated as an association taxable as a corporation for federal income tax purposes.

X.9.     Tax Controversies.

         Subject to the provisions hereof, the Managing General Partner is designated as the "tax matters partner" (as defined in the Code) of the Partnership and is authorized to and required to represent the Partnership (at the expense of the Partnership) in connection with all examinations of the affairs of the Partnership by any federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Partnership for professional services and costs associated therewith. Each Partner agrees to cooperate with the Managing General Partner and to do or refrain from doing any or all things reasonably required by the Managing General Partner in connection with the conduct of all such proceeding.

X.10.    Organizational Expenses.

         The Partnership shall elect to deduct expenses considered incurred in organizing the Partnership ratably over a sixty-month period as provided in
Section 709 of the Code.

X.11.    Taxation as a Partnership.

         No election shall be made by the Partnership, the General Partners or the Limited Partners to be excluded from the application of any of the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from an similar provisions of any state tax law.

X.12.    Qualification as a Company.

         In the event that the Managing General Partner at any time shall determine that either the Partnership or the MLP does not qualify, or no longer will qualify, as a partnership for federal income tax purpose, then the Managing General Partner shall have the right, but not the obligation, to take any such action as it, in its sole and absolute discretion, determines to be in the interests of the MLP in connection therewith or as a result thereof, including, without limitation to cause the Partnership and the MLP to be reorganized so as to qualify as a "real estate investment trust" within the meaning of Section 856 of the Code.

                                   ARTICLE XI

                              TRANSFER OF INTERESTS

XI.1.    Transfer.

         (a) The term "transfer," when used in this Article XI with respect to a Partnership Interest, shall include any sale, assignment, gift, pledge, hypothecation, mortgage, exchange or other disposition.

         (b) No Partnership Interest shall be transferred in whole or in part except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of any Partnership Interest not made in accordance with this Article XI shall be null and void.

XI.2.    Transfers of Interests of General Partners.

         (a) The Managing General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in Section 11.2(b) or in connection with a transaction described in
Section 11.2(c).

         (b) Except as otherwise provided in Section 11.2(c) hereof, the Company shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or any reclassification, or any recapitalization or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of shares of Common Stock) (a "Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities or other property equal to the product of the Conversion Factor and the greater amount of cash, securities or other property paid in the Transaction to a holder of one share of Common Stock in consideration of one share of Common Stock, provided that if, in connection with the Transaction, a purchase, tender or exchange offer ("Offer") shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the greater amount of cash, securities or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the shares of Common Stock received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; and (ii) no more than 75% of the equity securities of the acquiring Person in such Transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who were Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

         (c) Notwithstanding Section 11.2(b), the Company or the Managing General Partner may merge with or into a consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the "Surviving General Partner"), other than Partnership Units held by the Managing General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner or the Company, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this
Section 11.2(c). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the REIT Stock Amount and Conversion Factor for a Partnership Unit after such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of shares of Common Stock or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Surviving General Partner also shall in good faith modify the definition of Common Stock and make such amendments to Section 5.5 hereof so as to approximate the existing rights and obligations set forth in Section 5.5 as closely as reasonably possible. The above provisions of this Section 11.2(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

XI.3.    Purchase For Investment.

         (a) Each Limited Partner hereby represents and warrants to the Managing General Partner, to the Company and to the Partnership that the acquisition of his Partnership Interests is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

         (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 11.3(a) above and similarly agrees not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

XI.4.    Restrictions on Transfer of Limited Partnership Interests.

         (a) The Company or any other REIT Partner may not transfer any Limited Partner Interest held by it, except (i) to the Partnership in accordance with
Section 7.15 hereof, (ii) to the Company or to any direct or indirect wholly-owned Subsidiary of the Company, or (iii) in connection with a Transaction described in Section 11.2(b) hereof.

         (b) Subject to the provisions of Sections 11.4(c), (d) and (e), a Limited Partner (other than the Company or any other REIT Partner) may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partner Interest or any of such Limited Partner's economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") with or without the consent of the General Partner. Any assignee or transferee of a Limited Partnership Interest pursuant to this Section 11.4(b) may only become a substitute Limited Partner pursuant to Section 11.5 hereof. The Managing General Partner may require as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

         (c) No Limited Partner (other than the Company or any other REIT Partner) may effect a Transfer of its Limited Partner Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

         (d) No transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership being traded as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the Company to continue to qualify as a REIT or subject the Company to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of
Section 7704 of the Code.

         (e) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Treasury Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Treasury Regulations
Section 1.752-1(a)(2)), without the consent of the Managing General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the Managing General Partner to exchange any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

         (f) Any Transfer in contravention of any of the provisions of this
Article XI shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

XI.5.    Admission of Substitute Limited Partner.

         (a) Subject to the other provisions of this Article XI, an assignee of the Limited Partner Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee or other recipient of any disposition of such Limited Partner Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

                  (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof; and such other documents or instruments as the Managing General Partner may require in order to effect the admission of such Person as a Limited Partner.

                  (ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Delaware RULPA.

                  (iii) The assignee shall have delivered a letter containing the representation set forth in Section 11.3(a) hereof and the agreement set forth in Section 11.3(b) hereof.

                  (iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the Managing General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

                  (v) The assignee shall have executed a power of attorney containing the terms and provisions reasonably satisfactory to the Managing General Partner.

                  (vi) The assignee shall have paid all reasonable legal fees of the Partnership and the Managing General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

                  (vii) The assignee has obtained the prior written consent of the Managing General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner's sole and absolute discretion.

         (b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 11.5(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the Managing General Partner has received all necessary instruments of transfer and substitution.

         (c) The Managing General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article XI to the admission of such Person as a Limited Partner of the Partnership.

XI.6.    Assignees.

         If the General Partners in their sole and absolute discretion, do not consent to the admission of any permitted transferee under Section 11.4 as a Substituted Limited partner, as described in Section 11.5, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of net income, net losses and any other items of gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, and shall have the rights granted to the Limited Partners under Section 5.5, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

XI.7.    General Provisions.

         (a) No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or pursuant to the exchange of all of its Partnership Units under Section 5.5.

         (b) Any Limited Partner who shall transfer all of his Partnership Units in a transfer permitted pursuant to this Article XI shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of his Partnership Units pursuant to an exchange of all of his Partnership Units under Section 5.5 shall cease to be a Limited Partner.

         (c) Transfers pursuant to this Article XI may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partners otherwise agree.

         (d) If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article XI or exchanged pursuant to
Section 5.5, on any day other than the first day of a Fiscal Year, then net income, net losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method (unless the Managing General Partner, in its sole and absolute discretion, elects to adopt a daily, weekly or monthly proration method, in which event net income, net losses and each item thereof for such Fiscal Year shall be prorated based upon the applicable period selected by the Managing General Partner). Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Exchanging Partner. All distributions of Cash Flow attributable to such Partnership Unit with respect to which the payment date (in accordance with Section 6.5(b)) is before the date of such transfer, assignment or redemption shall be made to the transferor Partner or the Exchanging Partner, as the case may be, and, in the case of a transfer or assignment other than a redemption, all distributions of Cash Flow thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

                                   ARTICLE XII

                              ADMISSION OF PARTNERS

XII.1.   Admission of Substitute Successor General Partners.

         Except as otherwise provided in Section 11.2(c) hereof, a Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:

         (a) a Majority Vote of the Limited Partners (other than the MLP or the Company) shall have been received approving the admission of the substitute or successor General Partner, which consent may be withheld in the sole discretion of such Limited Partners;

         (b) the Person to be admitted as a substitute or additional General Partners shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a Certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation;

         (c) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

         (d) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner's limited liability.

XII.2.   Admission of Additional Limited Partners.

         (a) A Person who made or makes a Capital Contribution to the Partnership in accordance with this Agreement or who exercises an option to receive Partnership Units shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the Managing General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, a power of authority reasonably satisfactory to the Managing General Partner, and (ii) such other documents or instruments as may be required in the discretion of the Managing General Partner in order to effect such Person's admission as an Additional Limited Partner.

         (b) Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the Managing General Partner, which consent may be given or withheld in the Managing General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         (c) If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of the Partnership's Fiscal Year, then such Person shall be treated as an Assignee, subject to the provisions of Section
11.6 hereof.

                                ARTICLE XIII

                    WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS

XIII.1.  Withdrawal or Removal of General Partners.

         (a) A General Partner may not be removed by the Limited Partners with or without cause.

         (b) Upon the occurrence of the Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Bankruptcy as to, or removal of, a partner in such partnership shall be deemed not to be a dissolution of a General Partner if the business of such General Partner is continued by the remaining partner or partners.

         (c) If a General Partner has been removed pursuant to this Section 13.1 and the Partnership is continued pursuant to Section 14.3 hereof, such General Partner shall promptly transfer and assign its General Partner Interest in the Partnership to the substitute General Partner approved by a Majority Vote of the Limited Partners and otherwise admitted to the Partnership in accordance with
Section 12.1 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a Majority Vote of the Limited Partners (excluding the MLP and the Company) within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a Majority Vote of the Limited Partners (excluding the MLP and the Company) each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner's General Partner Interest within 30 days of the General Partner's removal, and the fair market value of the removed General Partner's General Partner Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner's General Partner Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the removed General Partner's General Partner Interest shall be the average of the two appraisals closest in value.

         (d) The General Partner Interest of a removed General Partner, during the time after default until transfer under Section 13.1(c), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 13.1(c).

         (e) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

XIII.2.  Amendment of Agreement and Certificate of Limited Partnership.

         This Agreement and the Certificate shall be amended to reflect the withdrawal, removal or succession of a General Partner.

                                   ARTICLE XIV

                           DISSOLUTION AND LIQUIDATION

XIV.1.   No Dissolution.

         The Partnership shall not be dissolved by the admission of additional Limited Partners or Substituted Limited Partners or by the admission of additional General Partners or Substituted General Partners in accordance with the terms of this Agreement.

XIV.2.   Events Causing Dissolution.

         The Partnership shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

         (a) the expiration of the term of the Partnership, as provided in
Section 4.1;

         (b) the withdrawal of the Managing General Partner or the occurrence of any other event that results in the Managing General Partner ceasing to be the Managing General Partner (other than by reason of a transfer pursuant to Section
11.2 or a withdrawal occurring upon or after, or a removal effective upon or after, selection of a successor pursuant to Section 13.1);

         (c) the "Bankruptcy" (as hereinafter defined) of the Managing General Partner;

         (d) a written determination by the Managing General Partner that projected future revenues of the Partnership will be insufficient to enable payment of projected Partnership costs and expenses or, if sufficient, will be such that continued operation of the Partnership is not in the best interests of the Partners;

         (e) an election by the Limited Partners to terminate, dissolve or liquidate the Partnership;

         (f) any attempted transfer, sale, assignment, gift, pledge, hypothecation, mortgage, exchange or other disposition by the Limited Partners of their Partnership Interests; or

         (g) the occurrence of any other event that, under the Delaware RULPA, would cause the dissolution of the Partnership or that would make it unlawful for the business of the Partnership to be continued.

         For purposes of this Agreement, the term "Bankruptcy" shall mean, and the Managing General Partner shall be deemed "Bankrupt" upon, (i) the entry of a decree or order for relief of the Managing General Partner by a court of competent jurisdiction in any involuntary case involving the Managing General Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect; (ii) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar agent for the Managing General Partner or for any substantial part of the Managing General Partner's assets or property;
(iii) the ordering of the winding up or liquidation of the Managing General Partner's affairs; (iv) the filing with respect to the Managing General Partner of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is dismissed or suspended pursuant to Section 305 of the Federal Bankruptcy Code (or any corresponding provision of any future United States bankruptcy law); (v) the commencement by the Managing General Partner of a voluntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect; (vi) the consent by the Managing General Partner to the entry of an order for relief in a involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar agent for the Managing General Partner or for any substantial part of the Managing General Partner's assets or property; (vii) the making by the Managing General Partner of any general assignment for the benefit of creditors; or (viii) the failure by the Managing General Partner generally to pay its debts as such debts become due.

XIV.3.   Right to Continue Business of Partnership.

         Upon an event described in Section 14.2(b), 14.2(c) or 14.2(g) (but not an event described in Section 14.2(g) that makes it unlawful for the business of the Partnership to be continued), the Partnership thereafter shall be dissolved and liquidated unless, within ninety (90) days after the event described in any of such Sections, an election to reconstitute and continue the business of the Partnership shall be made by a Majority Vote of the Limited Partners. If such an election to continue the Partnership is made, then:

         (a) a Majority Vote of the Limited Partners shall select a successor Managing General Partner;

         (b) the Partnership shall continue until another event causing dissolution in accordance with this Article XIV shall occur; and

         (c) all necessary steps shall be taken to amend this Agreement and the Certificate of Limited Partnership to reflect the reconstitution and continuation of the business of the Partnership.

XIV.4.   DissolutionXIV.4. Dissolution.

         Except as otherwise provided in Section 14.3, upon the dissolution of the Partnership, the Certificate of Limited Partnership shall be canceled in accordance with the provisions of the Delaware RULPA, and the Managing General Partner promptly shall notify the Partners of such dissolution.

XIV.5.   Reasonable Time for Winding Up.

         A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 6.3 in order to minimize any losses otherwise attendant upon such a winding up.

XIV.6.   Termination of Partnership.

         Except as otherwise provided in this Agreement, the Partnership shall terminate when all of the assets of the Partnership shall have been converted into cash, the net proceeds therefrom, as well as any other liquid assets of the Partnership, after payment of or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners as provided for in Sections 6.3 and 6.7 and the Certificate of Limited Partnership shall have been canceled in the manner required by the Delaware RULPA.

                                   ARTICLE XV

                                   AMENDMENTS

XV.1.    Amendments to be Adopted Solely by the Managing General Partner.

         The Managing General Partner, without the consent or approval at the time of the Limited Partners, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record all documents required or desirable in connection therewith, to reflect:

         (a) a change in the name of the Partnership or the location of the principal place of business of the Partnership;

         (b) the admission, substitution, termination or withdrawal of Partners in accordance with this Agreement, including amending Exhibit A hereto.

         (c) additions to the obligations of the General Partners or surrender any right or power granted to the General Partners or any Affiliate of the General Partners for the benefit of the Limited Partners;

         (d) the designations, rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 5.2(a) hereof;

         (e) a change that is necessary to qualify the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable in the opinion of the Managing General Partner to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes;

         (f) a change that is (i) of an inconsequential nature and does not adversely affect the Limited Partners in any material respect; (ii) necessary or desirable to cure any ambiguity, to correct or supplement any provision herein that would be inconsistent with any other provision herein or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provision of this Agreement; (iii) necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute; (iv) necessary or desirable to facilitate the trading of the Units, as contemplated in the Investor Partnership Agreement, or the shares of Common Stock, or comply with any rule, regulation guideline or requirement of any securities exchange on which the Units or the shares of Common Stock are or will be listed for trading, compliance with any of which the Managing General Partner deems to be in the interests of the Partnership and the Limited Partners; (v) necessary to conform this Agreement to any amendments made in the Investors Partnership Agreement in accordance with the terms thereof; or (vi) required or contemplated by this Agreement;

         (g) a change in any provision of this Agreement which requires any action to be taken by or on behalf of the Managing General Partner or the pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required;

         (h) to reflect such changes as are reasonably necessary for any Partner to maintain its status as a "qualified Company subsidiary" within the meaning of
Section 856(i)(2) of the Code; or

         (i)      any other amendments similar to the foregoing.

         The authority set forth in this Section 15.1 shall specifically include the authority to make such amendments to this Agreement and to the Certificate of Limited Partnership as the Managing General Partner deems necessary or desirable in the event the Delaware RULPA is amended to eliminate or change any provision now in effect. Without limiting the foregoing, the Limited Partners shall, upon the request of the Managing General Partner, execute, swear to or acknowledge any document determined by the Managing General Partner to be required or desirable in connection with the foregoing. The Managing General Partner shall provide notice to the Limited Partners when any action under this
Section 15.1 is taken.

XV.2.    Amendment Procedures.

         Except as specifically provided in Sections 15.1 and 15.3, all amendments to this Agreement shall be made solely in accordance with the following procedures:

         (a)  Any amendments of this Agreement must be proposed either:

                  (i) by the Managing General Partner, by submitting the text of the proposed amendment to all Limited Partners in writing; or

                  (ii) by Limited Partners owning (as Limited Partners and not as Assignees) at least twenty-five percent (25%) of the total Partnership Units owned by Limited Partners (as Limited Partners and not as Assignees), by submitting their proposed amendment in writing to the Managing General Partner. The Managing General Partners shall, within sixty (60) days after the receipt of any such proposed amendment, or as soon thereafter as is reasonably practicable, submit the text of the proposed amendment to all Limited Partners. The Managing General Partner may include in such submission its recommendation as to the proposed amendment.

         (b) If an amendment is proposed pursuant to this Section 15.2, the Managing General Partner shall seek the written consent of the Limited Partners to such amendment or shall call a meeting of the Limited Partners to consider and vote on the proposed amendment, unless, in the opinion of Independent Counsel, such proposed amendment would be illegal under Delaware law if adopted, in which case the Managing General Partner shall not be required to take any further action with respect thereto. For purposes of obtaining a written vote, the Managing General Partner may require a response within a reasonable period of time, but not less than fifteen (15) days, and failure to respond in such time shall constitute a vote which is consistent with the Managing General Partner's recommendation with respect to the proposal. A proposed amendment shall be effective only if approved by the General Partners in writing and by a Majority Vote of the Limited Partners, unless a greater percentage vote of the Limited Partners is required by law or any other provision of this Agreement. The Managing General Partner shall keep all Partners advised of the status of any proposed amendment and shall notify all Partners upon final adoption or rejection of any proposed amendment.

         (c) The holders of record of Preferred Units shall not be entitled to vote on any matter on which Limited Partners are entitled to vote, or on any other matters, provided that the holders of Preferred Units shall have the right to vote as a separate class of Partnership Units on the following, each of which shall require the consent of holders of record of Preferred Units representing more than 50% of Preferred Units:

                  (i) Any amendment that would adversely affect the rights of the Preferred Unitholders to receive the distributions payable to them hereunder;

                  (ii) Any amendment that would alter the Partnership's allocations of Profits and Losses to the Preferred Unitholders; or

                  (iii) Any amendment that would impose on the Preferred Unitholders any obligation to make additional Capital Contributions to the Partnership.

XV.3.    Amendment Restrictions.

         Notwithstanding Sections 15.1 and 15.2, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (a) convert a Limited Partner Interest into a General Partner Interest;
(b) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (c) alter rights of the Partner to receive distributions pursuant to Article VI or Article XIV (except as permitted pursuant to Section
5.5 or 15.1(e)); (d) alter or modify the Exchange Right and REIT Stock Amount as set forth in 5.4, and the related definitions, in a manner adverse to such Partner; (e) cause the termination of the Partnership prior to the time set forth in Article IV or Section 14.2; or (f) amend this Section 15.3. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3(b) without the consent specified in that section. Notwithstanding any other provision hereof, the General Partner shall not amend
Section 5.2(a), 7.6, 7.7 or 15.4 unless approved by the Majority Vote of the Limited Partners, excluding Partnership Units held by the Company.

XV.4.    Meetings of the Partners.

         (a) Meetings of the Partners may be called by the General Partners and shall be called upon the receipt by the General Partners of a written request by Limited Partners (other than the Company) holding twenty percent (20%) or more of the Partnership Units. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than ten (10) days nor more than sixty (60) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of the Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 15.2(b). Except as otherwise expressly provided int his Agreement, the Majority Vote of the Limited Partners (including Partnership Units held by the Company) shall control.

         (b) Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         (c) Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy.

         (d) Each meeting of the Partners shall be conducted by the General Partner or such other Person as the Managing General Partner may appoint pursuant to such rules for the conduct of the meeting as the Managing General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the stockholders of the Company and may be held at the same time, and as part of, meetings of the stockholders of Company.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

XVI.1.   Additional Actions and Documents.

         Each of the Partners hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement, whether before, at or after the closing of the transactions contemplated by this Agreement.

XVI.2.   Notices.

         All notices, demands, requests or other communications which may be or are required to be given, served or sent by a Partner or the Partnership pursuant to this Agreement shall be in writing, and shall be personally delivered, mailed by first-class mail, postage prepaid, or transmitted by facsimile, telegram or telex, addressed as follows:

         (a)      If to the Managing General Partner:

                  USRP Managing, Inc.
                  Attn:  Chairman or President
                  5310 Harvest Hill Road
                  Suite 270
                  Dallas, Texas 75230
                  Facsimile No.:  (972) 490-9119

         (b)      If to QSV:

                  QSV Properties, Inc.
                  Attn:  Chairman or President
                  5310 Harvest Hill Road
                  Suite 270
                  Dallas, Texas 75230
                  Facsimile No.: (972) 490-9119

         (c)      If to the Company:

                  U.S. Restaurant Properties, Inc.
                  Attn:  Chief Executive Officer
                  5310 Harvest Hill Road
                  Suite 270
                  Dallas, Texas  75270
                  Facsimile No.: (972) 490-9119

         (d)      If to the Partnership:

                  U.S. Restaurant Properties Operating L.P.
                  Attn:  Managing General Partner
                  5310 Harvest Hill Road
                  Suite 270
                  Dallas, Texas 75230
                  Facsimile No.: (972) 490-9119

         Each Partner and the Partnership may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed to have been duly given when delivered in person, sent by first class mail or transmitted by facsimile, telegram or telex.

XVI.3.   Severability.

         The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof, all of which are inserted conditionally on their being held valid in law; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

XVI.4.   Survival.

         It is the express intention and agreement of the Partners that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

XVI.5.   Waivers.

         Neither the waiver by a Partner of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Partner, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies or privileges hereunder.

XVI.6.   Exercise of Rights.

         No failure or delay on the part of a Partner or the Partnership in exercising any right, power or privilege hereunder and no course of dealing between the Partners or between a Partner and the Partnership shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Partner or the Partnership would otherwise have at law or in equity or otherwise.

XVI.7.   Binding Effect.

         Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Partners (and BKC and its successors and assigns for purposes of Article VIII and Section 15.3) and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

XVI.8.   Limitation on Benefits of this Agreement.

         It is the explicit intention of the Partners that, with the exception of the rights of BKC, its successors and assigns, in connection with Article VIII and Section 15.3, no person or entity other than the Partners and the Partnership is or shall be entitled to bring any action to enforce any provision of this Agreement against any Partner or the Partnership, and that, except as set forth in Section 8.1(b), the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Partners (or their respective successors and assigns as permitted hereunder) and the Partnership.

XVI.9. Limitation to Preserve Company Status.

         Notwithstanding anything else in this Agreement, to the extent that the amount paid, credited, distributed or reimbursed by the Partnership to any REIT Partner or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a "REIT Payment"), would constitute gross income to the REIT Partner for purposes of Section 856(c)(2) or 856(c)(3) of the Code, then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the General Partners in their discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year of the Partnership so that the REIT Payments, as so reduced, for or with respect to such REIT Partner shall not exceed the lesser of:

                  (a) an amount equal to the excess, if any, of (i) four and nine-tenths percent (4.9%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year of the Partnership that is described in Section 856(c)(2) of the Code (or any substitute or successor provision thereto) over (ii) the amount of gross income (within the meaning of Section 856(c)(2) of the Code (or any substitute or successor provision thereto)) derived by the REIT Partner from sources other than those described in Section 856(c)(2) of the Code (or any substitute or successor provision thereto) (but not including the amount of any REIT Payments); or

                  (b) an amount equal to the excess, if any, of (i) twenty-four percent (24%) of the REIT Partner's total gross income (but excluding the amount of any REIT Payments) for the Fiscal Year of the Partnership that is described in Section 856(c)(3) of the Code (or any substitute or successor provision thereto) over (ii) the amount of gross income (within the meaning of Section 856(c)(3) of the Code (or any substitute or successor provision thereto)) derived by the REIT Partner from sources other than those described in Section 856(c)(3) of the Code (or any substitute or successor provision thereto) (but not including the amount of any REIT Payments);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the General Partners, as a condition precedent, obtain an opinion of tax counsel that the receipt of such excess amounts shall not adversely affect the REIT Partner's ability to qualify as a real estate investment trust under the Code. To the extent that REIT Payments may not be made in a Fiscal Year of the Partnership as a consequence of the limitations set forth in this Section 16.9, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year of the Partnership. The purpose of the limitations contained in this Section 16.9 is to prevent any REIT Partner from failing to qualify as a real estate investment trust under the Code by reason of such REIT Partner's share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Partnership, and this Section 16.9 shall be interpreted and applied to effectuate such purpose.

XVI.10.  Force Majeure.

         If the Managing General Partner is rendered unable, wholly or in part, by "force majeure" (as herein defined) to carry out any of its obligations under this Agreement, other than the obligation hereunder to make money payments, the obligations of the Managing General Partner, insofar as they are affected by such force majeure, shall be suspended during, but no longer than, the continuance of such force majeure. The term "force majeure" as used herein shall mean an act of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the Managing General Partner.

XVI.11.  Entire Agreement.

         This Agreement contains the entire agreement among the Partners with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

XVI.12.  Pronouns.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

XVI.13.  Headings.

         Article, Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

XVI.14.  Governing Law.

         This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (but not including the choice of law rules thereof).

XVI.15.  Execution in Counterparts.

         To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                                  ARTICLE XVII

                                    EXECUTION

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                              MANAGING GENERAL PARTNER:

ATTEST:                                       USRP MANAGING, INC.



By:  /s/ Fred H. Margolin                     By:  /s/ Robert J. Stetson
    ----------------------                        -----------------------
     Name:  Fred H. Margolin                      Name:  Robert J. Stetson
     Title: Secretary                             Title: President and Chief
                                                         Executive Officer


                                              LIMITED PARTNERS:

                                              QSV PROPERTIES, INC.
ATTEST:


By:   /s/ Fred H. Margolin                     By:  /s/  Robert J. Stetson
     ----------------------                        ------------------------
     Name:  Fred H. Margolin                       Name:  Robert J. Stetson
     Title: Secretary                              Title: President and Chief
                                                          Executive Officer


ATTEST:
                                              U.S. RESTAURANT PROPERTIES
                                              MASTER L.P.

                                              By: USRP MANAGING, INC.,
                                                  its Managing General Partner


By:  /s/ Fred H. Margolin                     By:  /s/ Robert J. Stetson
    ----------------------                        -----------------------
    Name:  Fred H. Margolin                        Name:  Robert J. Stetson
    Title: Secretary                               Title: President and Chief
                                                          Executive Officer



DB973090149
030598 v12
111:17207-2

                                    EXHIBIT A

                              PARTNERSHIP INTERESTS


        Name and Address                Partnership            Percentage
          of Partner                       Units                Interest
       ------------------              -------------          ------------

1.   U.S. Restaurant Properties, Inc.   12,531,533               90.69%
     Master L.P.                        Class A Units
     5310 Harvest Hill Road
     Suite 270
     Dallas, Texas  75230

2.   QSV Properties, Inc.                1,148,418                8.31%
     5310 Harvest Hill Road             Class B Units
     Suite 270
     Dallas, Texas  75230

3.   USRP Managing, Inc.                General Partner              1%
     5310 Harvest Hill Road                 Interest
     Suite 270
     Dallas, Texas  75230

                                    EXHIBIT B

                               NOTICE OF EXCHANGE


         The undersigned Limited Partner hereby irrevocably (i) exchanges ____________ Partnership Units in U.S. Restaurant Properties Operating L.P. in accordance with the terms of the Third Amended and Restated Agreement of Limited Partnership of U.S. Restaurant Properties Operating L.P. and the Exchange Right referred to therein; (ii) surrenders such Partnership Units and all right, title and interest therein; and (iii) directs that the REIT Stock Amount deliverable upon exercise of the Exchange Right be delivered to the address specified below, and that the shares of Common Stock be registered or placed in the name(s) specified below. The undersigned hereby represents, warrants and certifies that the undersigned (a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity;
(b) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender.

Dated:  _____________________


Name of Limited Partner: ____________________________
                                                Please Print


                             __________________________________________________
                             (Signature of Limited Partner)

                             __________________________________________________
                             (Street Address)

                             __________________________________________________
                             (City)               (State)            (Zip Code)


                             Signature Guaranteed by:

                             _________________________________________________


Issue shares of Common Stock to:

Name:_______________________________

Please insert social security of identifying number:______________________

                                    EXHIBIT C

                              CAPITAL CONTRIBUTIONS



                  Cash              Agreed Value of            Total
Partners      Contributions      Contributed Properties     Contribution
--------      -------------      ----------------------     ------------

                                    EXHIBIT D


                                      None

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I      CERTAIN DEFINITIONS.............................................2

ARTICLE II     FORMATION; NAME; PLACE OF BUSINESS.............................17
         2.1.  Formation of Partnership; Certificate of Limited Partnership...17
         2.2.  Name of Partnership............................................18
         2.3.  Place of Business..............................................18
         2.4.  Registered Office and Registered Agent.........................18
         2.5.  Power of Attorney..............................................18

ARTICLE III    PURPOSES, NATURE OF BUSINESS,
               AND POWERS OF PARTNERSHIP......................................20
         3.1.  Purposes and Business..........................................20
         3.2.  Powers.........................................................20

ARTICLE IV     TERM OF PARTNERSHIP............................................21
         4.1.  Term...........................................................21

ARTICLE V      CAPITAL........................................................22
         5.1.  Capital Contributions of the Partners..........................22
         5.2.  Issuances of Additional Partnership Interests..................22
         5.3.  Additional Funding.............................................24
         5.4.  Percentage Interests...........................................25
         5.5.  Exchange of Units..............................................25
         5.6.  Minimum Percentage Interest of General Partner.................26
         5.7.  No Preemptive Rights...........................................26
         5.8.  Capital Accounts...............................................26
         5.9.  Percentage Interests...........................................27
         5.10. Negative Capital Accounts......................................27
         5.11. No Interest on Amounts in Capital Account......................27
         5.12. Advances to Partnership........................................28
         5.13. Liability of Limited Partner...................................28
         5.14. Return of Capital..............................................28
         5.15. No Third Party Beneficiary.....................................28
         5.16. Employee Benefit Plans.........................................29

ARTICLE VI     DISTRIBUTIONS; ALLOCATIONS.....................................30
         6.1.  Requirement and Characterization of Distributions..............30
         6.2.  Withholding....................................................31
         6.3.  Distributions Upon Liquidation.................................32
         6.4.  Allocations of Profit and Losses...............................33
         6.5.  Special Allocations............................................35
         6.6.  Curative Allocations...........................................36
         6.7.  Loss Limitation................................................36
         6.8.  Tax Allocations; Code Section 704(c)...........................37
         6.9.  Company Distribution Requirements..............................37
         6.10. No Right to Distributions in Kind..............................37
         6.11. Limitations on Return of Capital Contributions.................37

                               TABLE OF CONTENTS
                                  (Continued)

ARTICLE VII    MANAGEMENT.....................................................38
         7.1.  Management and Control of Partnership..........................38
         7.2.  Powers of Managing General Partner.............................38
         7.3.  Restrictions on Authority of Managing General Partner..........44
         7.4.  Title to Partnership Assets....................................45
         7.5.  Working Capital Reserve........................................45
         7.6.  Other Business Activities of Partners..........................45
         7.7.  Transactions with Managing General Partner or Affiliates.......46
         7.8.  General Partner Participation..................................46
         7.10. Liability of General Partners to Partnership and the Limited
               Partners...................................................... 46
         7.11. Indemnification of General Partners and Affiliates.............47
         7.12. No Management by Limited Partners..............................48
         7.13. Other Matters Concerning General Partners......................48
         7.14. Other Limitations..............................................49
         7.15. Miscellaneous..................................................50

ARTICLE VIII   ACQUISITION, OPERATION, AND DISPOSITION
               OF RESTRICTED RESTAURANT PROPERTIES............................50
         8.1.  General........................................................50
         8.2.  Contribution to Partnership; Acquisition of Restricted
               Restaurant Properties..........................................51
         8.3.  Use and Other Restrictions.....................................51
         8.4.  Restrictions on Transfer of Restricted Restaurant Properties...56
         8.5.  Rent Relief....................................................59
         8.6.  Successor Policy...............................................60
         8.7.  Competitive Facilities.........................................63
         8.8.  Acquisition of Restricted Restaurant Properties by General
               Partners or Affiliates........................................ 63
         8.9.  Termination of Lease for Restricted  Restaurant Property
               Following Termination of BKC Franchise Agreement.............. 64
         8.10. Independent Consultant.........................................65
         8.11. Consent to Use of Name and Trademarks..........................66
         8.12. Acquisition of Fee Title to Properties Subject to Primary
               Leases........................................................ 67
         8.13. Location of Other Restaurant Properties........................67

ARTICLE IX     COMPENSATION OF GENERAL PARTNERS;
               PAYMENT OF PARTNERSHIP EXPENSES................................67
         9.1.  Compensation to General Partners...............................67
         9.2.   Operational Expenses..........................................68
         9.3.   Reimbursement of the General Partners.........................71

                               TABLE OF CONTENTS
                                  (Continued)

ARTICLE X       BANK ACCOUNTS; BOOKS AND RECORDS;
                FISCAL YEAR; STATEMENTS; TAX MATTERS..........................72
         10.1.  Bank Accounts.................................................72
         10.2.  Books and Records.............................................72
         10.3.  Fiscal Year...................................................73
         10.4.  Financial Statement and Information...........................73
         10.5.  Accounting Decisions..........................................74
         10.6.  Where Maintained..............................................75
         10.7.  Preparation of Tax Returns....................................75
         10.8.  Tax Elections.................................................75
         10.9.  Tax Controversies.............................................75
         10.10. Organizational Expenses.......................................76
         10.11. Taxation as a Partnership.....................................76
         10.12. Qualification as a Company....................................76

ARTICLE XI      TRANSFER OF INTERESTS.........................................76
         11.1.  Transfer......................................................76
         11.2.  Transfers of Interests of General Partners....................76
         11.3.  Purchase For Investment.......................................78
         11.4.  Restrictions on Transfer of Limited Partnership Interests.....78
         11.5.  Admission of Substitute Limited Partner.......................79
         11.6.  Assignees.....................................................80
         11.7.  General Provisions............................................81

ARTICLE XII     ADMISSION OF PARTNERS.........................................81
         12.1.  Admission of Substitute Successor General Partners............81
         12.2.  Admission of Additional Limited Partners......................82

ARTICLE XIII    WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS.....................83
         13.1.  Withdrawal or Removal of General Partners.....................83
         13.2.  Amendment of Agreement and Certificate of Limited Partnership.84

ARTICLE XIV     DISSOLUTION AND LIQUIDATION...................................84
         14.1.  No Dissolution................................................84
         14.2.  Events Causing Dissolution....................................84
         14.3.  Right to Continue Business of Partnership.....................85
         14.4.  Dissolution...................................................86
         14.5.  Reasonable Time for Winding Up................................86
         14.6.  Termination of Partnership....................................86


ARTICLE XV      AMENDMENTS....................................................86
         15.1.  Amendments to be Adopted Solely by the Managing General
                Partner.......................................................86
         15.2.  Amendment Procedures..........................................88
         15.3.  Amendment Restrictions........................................89
         15.4.  Meetings of the Partners......................................89

                               TABLE OF CONTENTS
                                  (Continued)

ARTICLE XVI     MISCELLANEOUS PROVISIONS......................................90
         16.1.  Additional Actions and Documents..............................90
         16.2.  Notices.......................................................90
         16.3.  Severability..................................................92
         16.4.  Survival......................................................92
         16.5.  Waivers.......................................................92
         16.6.  Exercise of Rights............................................92
         16.7.  Binding Effect................................................92
         16.8.  Limitation on Benefits of this Agreement......................93
         16.9.  Limitation to Preserve Company Status.........................93
         16.10. Force Majeure.................................................94
         16.11. Entire Agreement..............................................94
         16.12. Pronouns......................................................94
         16.13. Headings......................................................94
         16.14. Governing Law.................................................95
         16.15. Execution in Counterparts.....................................95

ARTICLE XVII    EXECUTION.....................................................96